SUBSCRIPTION AGREEMENT



                                     among



                           MEGACABLE, S.A. DE C.V.



                                      and



                         C-TEC INTERNATIONAL, INC.












                         Dated as of January 19, 1995






                               TABLE OF CONTENTS


                                                                          Page


                                   ARTICLE I

                                  DEFINITIONS




1.1.           Definitions........................................... 2


                                  ARTICLE II

              ISSUANCE OF AND SUBSCRIPTION TO THE INITIAL SHARES

2.1.           Issuance of and Subscription to the Initial
                 Shares..............................................13
2.2.           Closing...............................................13
2.3.           Closing Deliveries by the Company.....................14
2.4.           Closing Deliveries by the Investor....................14
2.5.           Subscription Price Adjustment.........................14
2.6.           Exchange Rate Adjustment..............................16


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


3.1.           Corporate Existence and Power.........................17
3.2.           Corporate and Governmental Authorizations.............18
3.3.           Governing Documents...................................19
3.4.           Capitalization........................................20
3.5.           No Conflicts, etc.....................................21
3.6.           Financial Information.................................21
3.7.           Absence of Undisclosed Liabilities....................22
3.8.           Absence of Certain Changes............................23
3.9.           Compliance with Laws and Other Instruments;
                 Licenses............................................24
3.10.          Taxes.................................................25
3.11.          Stamp Taxes, etc......................................26
3.12.          Litigation, etc.......................................27
3.13.          The Systems...........................................27
3.14.          Assets................................................29
3.15.          Insurance.............................................30
3.16.          Material Contracts....................................31
3.17.          Employment Agreements and Benefits....................32
3.18.          Intellectual Property.................................33
3.19.          Brokers...............................................33
3.20.          Affiliate Relationships...............................33
3.21.          FECL Clearance........................................34


                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE INVESTOR


4.1.           Existence and Power...................................34
4.2.           Corporate and Governmental Authorizations.............35
4.3.           Capitalization........................................35
4.4.           No Conflicts, etc.....................................36
4.5.           Litigation, etc.......................................37
4.6.           Investment Purpose....................................37
4.7.           Financial Ability to Perform..........................37
4.8.           Brokers...............................................38
4.9.           Other Agreements......................................38
4.10.          FECL Clearance........................................38


                                   ARTICLE V

                                  CONDITIONS

5.1.           Conditions to Obligations of the Investor.............39
5.2.           Conditions to Obligations of the Company..............42
5.3.           Conditions to Obligations of Both Parties.............44


                                  ARTICLE VI

                           COVENANTS OF THE COMPANY

6.1.           Financial and Other Information.......................46
6.2.           Independent Accountants; Accounting
                 Practices...........................................48
6.3.           Shareholder Agreement.................................48
6.4.           Post-Closing Filings..................................49

                                  ARTICLE VI

                        OTHER COVENANTS AND AGREEMENTS

7.1.           Efforts to Consummate Transactions....................49
7.2.           Conduct Pending Closing...............................49
7.3.           Confidentiality.......................................51
7.4.           Indemnification.......................................52
7.5.           Indemnification Procedures............................57
7.6.           Limitations on Indemnification........................59

                                 ARTICLE VIII

                                 MISCELLANEOUS

8.1.           Termination...........................................61
8.2.           Governing Law.........................................62
8.3.           Arbitration...........................................65
8.4.           Survival..............................................66
8.5.           Amendment, Assignment, etc............................66
8.6.           Notices...............................................66
8.7.           Expenses..............................................67
8.8.           Severability..........................................67
8.9.           No Third Party Beneficiaries..........................68
8.10.          Translation...........................................68
8.11.          Integration; Section Headings;
                 Counterparts, etc...................................68
8.12.          Further Assurances....................................69


                                  EXHIBIT


Exhibit B                  Shareholder Agreement



               SUBSCRIPTION AGREEMENT, dated as of January 19, 1995, between MEGACABLE, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States (together with its successors and permitted assigns, the "Company"), and C-TEC INTERNATIONAL, INC., a corporation organized under the laws of Delaware (together with its successors and permitted assigns, the "Investor").
                                   RECITALS
               A. C-TEC Corporation, a corporation organized under the laws of Pennsylvania (together with its successors and permitted assigns, "C-TEC") directly or indirectly owns 100% of the capital stock of the Investor.
               B. The Company desires to issue to the Investor and the Investor desires to subscribe to an aggregate of 37,000,000 newly-issued shares representing 40% of the outstanding capital stock of the Company (collectively, the "Initial Shares"), consisting of 9,250,000 Series B Shares (as defined herein), 13,875,000 Series D-1 Shares (as defined herein) and 13,875,000 Series D-2 Shares (as defined herein), all upon the terms and conditions set forth in this Agreement.
               C. In order to meet the foregoing objectives and otherwise to establish mutually beneficial arrangements for long-term cooperation, the parties hereto desire to enter into this Agreement and into certain other agreements, all upon the terms and conditions set forth in this Agreement.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

               1.1. Definitions. The following terms, as used in this Agreement, have the following meanings (each such meaning to be equally applicable to both the singular and plural forms of the respective terms so defined):

               Accounting:  as defined in Section 2.5.

               Adverse Effect: a material adverse effect on the financial condition, properties, business or results of operations of the Company and its consolidated subsidiaries, taken as a whole.

               Affiliate: with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and shall be deemed to exist upon the ownership of 50% or more of any class of voting securities or equity interest in such Person.

               Banamex:  Banco Nacional de Mexico, S.A.

               Banamex Revolving Credit: the Contrato de Apertura de Credito Revolvente con Garantia Predaria y Caucion Bursatil, dated December 28, 1993, among Banamex, the Company and certain pledgors and guarantors listed therein, as amended and renewed on January 13, 1995, and as hereafter amended or modified from time to time.

               Business Day: any day except a Saturday, Sunday or other day on which commercial banks are required or authorized to close in New York or Mexico City.

               Capital Stock: any shares of capital stock of the Company that may be authorized from time to time in the estatutos of the Company.

               Claimant:  as defined in Section 8.3.

               Closing: the completion of the purchase of the Initial Shares by the Investor.

               Closing Date:  the date on which the Closing occurs.

               Company:  as defined in the Heading.

               Control Trust:  the trust created under the Control Trust
         Agreement.

               Control Trust Agreement: the Contrato de Fideicomiso, dated December 19, 1994, among the Control Trustee and certain persons named as beneficiaries therein, substantially in the form of Exhibit A, as amended or modified from time to time.

               Control Trustee: Banamex, as trustee under the Control Trust Agreement, and its successors in that capacity.

               C-TEC:  as defined in Recital A.

               Demand:  as defined in Section 8.3.

               Exchange Rate Adjustment Amount: an amount, expressed in US$, determined as follows: (1) in the event that the Fourth Quarter 1995 Exchange Rate is less than or equal to 3.45, the Exchange Rate Adjustment Amount shall be US$ 35,884,554; (2) in the event that the Fourth Quarter 1995 Exchange Rate is greater than or equal to 5.50, the Exchange Rate Adjustment Amount shall be zero; and (3) in the event that the Fourth Quarter 1995 Exchange Rate shall be greater than 3.45, but less than 5.50, the Exchange Rate Adjustment Amount shall be determined in accordance with the following formula:

         ERAA = (.4/.6)((235,000,000*3.45)/(X) - 55,000,000)
                                    - 84,115,456

Where:

               ERAA = the Exchange Rate Adjustment Amount;

               X = .5(ER + 3.45);

               ER = the Fourth Quarter 1995 Exchange Rate.


               Excluded Losses: as defined in Section 7.6(a).

               Extraordinary Revocation: with respect to any Pre-Existing System, the occurrence of all of the following events: (i) the concession for such Pre-existing System is revoked, (ii) as a result of such revocation, the Company is no longer permitted to provide cable television service to customers of such Pre-Existing System and
         (iii) the stated reasons for such revocation consist substantially of one or more acts or omissions by the Company or its Subsidiaries prior to the Closing Date (other than (1) acts or omissions of a type not significantly at variance with customary business practices in Mexico at the time of the act or omission in question that are not unreasonable in relation to the practical requirements of conducting a Cable Business in Mexico at such time, and (2) acts or omissions in accordance with business practices followed by the Company or its Subsidiaries after the Closing Date with the unanimous express consent of the Management Committee constituted under the Shareholder Agreement).

               FECL:  the Mexican Federal Economic Competition Law, as amended.

               Final Net Recovery:  as defined in Section 7.4(c).

               Final Subscription Price:  as defined in Section 2.5.

               Financial Statements:  as defined in Section 3.6.

               Fourth Quarter 1995 Exchange Rate: the arithmetic average of the daily rates of exchange for the payment of obligations in Mexico in Mexico denominated in US$ published by the Central Bank of Mexico in the Diario Oficial de la Federacion on each Business Day during the fourth quarter of 1995 (expressed in terms of N$ per US$ and rounded to two decimal places).

               Incremental Liabilities: the US$ equivalent, as of the Closing Date, of an amount equal to the sum, if positive, of (1) additional indebtedness for borrowed money (other than refinancings, extensions or rollovers of existing indebtedness) incurred by the Company or its Subsidiaries after May 31, 1994 and prior to the Closing Date, minus
         (2) the purchase price or acquisition cost of any tangible or financial assets acquired by the Company or its Subsidiaries with the proceeds of such additional indebtedness, plus (3) the amount of any dividends and redemption proceeds paid by the Company or any Subsidiary (other than the Company or another Subsidiary) after May 31, 1994 and prior to the Closing Date.

               Indemnified Party:  as defined in Section 7.5.

               Indemnifying Party:  as defined in Section 7.5.

               Initial Shares:  as defined in Recital B.

               Investor:  as defined in the Heading.

               Investor's Percentage Interest:  as defined in Section 7.4(a).

               June 1994 Balance Sheet: the unaudited consolidated balance sheet (including the notes thereto) of the Company and its consolidated subsidiaries as of June 30, 1994.

               Licenses:  as defined in Section 3.9(b).

               Lien: with respect to any asset, any mortgage, lien, pledge, security interest, encumbrance or other adverse claim or interest (other than Liens created pursuant to any Transaction Document).

               Loss:  as defined in Section 7.4(a).

               Material Contract:  as defined in Section 3.16.

               Mexican GAAP: accounting principles generally accepted from time to time in the United Mexican States.

               N$: new Mexican Pesos after giving effect to the Mexican currency reforms which became effective on January 1, 1993.

               Net Recovery: with respect to any Extraordinary Revocation of a Pre-Existing System, the sum of (i) the aggregate amount of any payments or other consideration received by the Company and its Subsidiaries from the Mexican Government, or any instrumentality or political subdivision thereof, as compensation or payment for the revocation of the concession in question and any related confiscation, seizure or taking of assets used in connection with such Pre-Existing System, plus (ii) the amount of any tax benefits or insurance proceeds to the Company or its Subsidiaries resulting from such Extraordinary Revocation, plus (iii) any other recovery received by the Company or its Subsidiaries in connection with such Extraordinary Revocation, including, without limitation, the net sales proceeds of any assets used in connection with such Pre-Existing System that are sold to any third party.

               Objection Notice:  as defined in Section 2.5.

               1993 Balance Sheet: the unaudited consolidated balance sheet (including the notes thereto) of the Company and its consolidated subsidiaries as of December 31, 1993.

               Per Subscriber Investment: as of any date of determination, as amount equal to (1) the sum of (x) the Final Subscription Price plus
         (y) the amount (if any) previously paid by the Investor to the Company pursuant to Section 2.6; divided by (2) the number of Subscribers as of the Closing Date.

               Permitted Transferee:  as defined in the Shareholder Agreement.

               Person: an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               Pre-Closing Period: all tax periods ending on or before the Closing Date and, with respect to any tax period that includes but does not end on the Closing Date, the portion of such period up to but not including the Closing Date.

               Pre-Existing System: any System owned or operated as of May 31, 1994 by the Company or any of its Subsidiaries.

               Private Shareholders: as of any date of determination, each Person named as, or deemed to be, a Private Shareholder under the Shareholder Agreement as of such date, provided that prior to the execution of the Shareholder Agreement, the term "Private Shareholder" shall mean the Control Trust and each Person named in
         Schedule 3.4.

               Required Percentage: as of any date of determination, a percentage equal to the lesser of (i) 70% of the percentage of the outstanding shares of Capital Stock held by the Private Shareholders as of such date and (ii) 25% of the outstanding shares of Capital Stock, provided that if the Company shall issue additional shares of Capital Stock after the Closing Date as part of a capital increase in respect of which the Investor is entitled to exercise preemptive rights, the number of such additional shares deemed to be "outstanding" for purposes of calculating the Required Percentage as of any subsequent date shall equal (P/P*)N, where P is equal to the number of shares of Capital Stock acquired by the Investor, its Permitted Transferees, C-TEC or their respective Affiliates in such capital increase, whether by exercise of preemptive rights or otherwise; P* is equal to the maximum number of shares of Capital Stock that such Persons were entitled to purchase in such capital increase; and N is equal to the total number of shares of Capital Stock issued as part of such capital increase.

               Respondent:  as defined in Section 8.3.

               Revocation Accounting:  as defined in Section 7.4(c).

               Revocation Objection Notice:  as defined in Section 7.4(c).

               Securities Act:  as defined in Section 4.6.

               Series B Shares: all shares of the Company's Series B ordinary voting stock without par value, including Series B Shares authorized after the date hereof.

               Series D-1 Shares: all shares of Sub-series D-1 of the Company's Series D preferred stock, including Series D-1 Shares authorized after the date hereof.

               Series D-2 Shares: all shares of Sub-series D-2 of the Company's Series D preferred stock, including Series D-2 Shares authorized after the date hereof.

               Shareholder Agreement:  the Shareholder Agreement   among the
         Investor and the Private Shareholders, substantially in the form of Exhibit B, as amended or modified from time to time.

               Subscriber: as of any date, those paying customers of the basic service of a System who are not more than 60 days delinquent in payment for any cable television services. In the case of bulk billing arrangements, the number of "Subscribers" is the monthly gross revenues on account of standard bulk billing arrangements divided by the System's standard first outlet rate.

               Subscription Price:  as defined in Section 2.1.

               Subscription Price Adjustment:  as defined in Section 2.5.

               Subsidiary:  as defined in Section 3.1.

               Support Agreement: the Support and Guaranty Agreement, dated the date hereof, among the Company, the Private Shareholders and C-TEC, substantially in the form of Exhibit C, as amended or modified from time to time.

               System: any of the multi-channel television distribution systems operated or owned by the Company or any of its Subsidiaries.

               Tax: any net income, alternative minimum, gross income, asset, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, stamp, property, environmental or windfall profit tax, duty, governmental fee or other like assessment or charge, including payments to the Instituto Mexicano del Seguro Social, the Sistema de Ahorro Para el Retiro and the Instituto Nacional del Fondo de la Vivienda de los Trabajadores, and any interest, fines, penalties or additions attributable to or imposed on or with respect to any of the foregoing.

               Third Accountant:  as defined in Section 2.5.

               Transactions: the transactions contemplated by the Transaction Documents, including the issuance of and subscription to the Initial Shares.

               Transaction Document: each of this Agreement, the Shareholder Agreement, the Control Trust Agreement, the Support Agreement and any certificate or instrument delivered pursuant to this Agreement.

               US$:  United States Dollars.


                                  ARTICLE II
              ISSUANCE OF AND SUBSCRIPTION TO THE INITIAL SHARES

               2.1.   Issuance of and Subscription to the Initial Shares.
Upon the terms and subject to the conditions set forth in this Agreement, the Company will issue the Initial Shares to the Investor and the Investor will subscribe to the Initial Shares from the Company for an aggregate subscription price (the "Subscription Price") equal to the sum of (i) US$ 84,115,456 minus
(ii) the Subscription Price Adjustment, if any, divided by .6 and multiplied by .4, plus (iii) interest on the amount calculated in the preceding clauses
(i) and (ii) at a rate per annum equal to 9% from (1) the later of January 24, 1995 or the fifth Business Day after the Company gives the Investor written notice that the conditions to Closing set forth in Sections 5.1 and 5.3(l) have been satisfied to (2) the Closing Date, payable in US$ and calculated on the basis of a year of 365 days and the number of days elapsed.

               2.2. Closing. The Closing shall take place at the offices of Franck, Galicia, Duclaud y Robles, S.C. in Mexico City on the later of January 24, 1995 or the fifth Business Day following the date on which all of the respective conditions to the Company's and the Investor's obligations hereunder, as specified in Article V, have been satisfied or waived, or at such other place and time as the parties hereto may agree.

               2.3. Closing Deliveries by the Company. At the Closing, the Company shall deliver, or cause to be delivered, the following to the
Investor:
               (1) certificates representing all of the Initial Shares registered in the name of the Investor; and
               (2) the opinions, certificates and other documents required to be delivered pursuant to Section 5. 1.
               2.4.  Closing Deliveries by the Investor.  At the Closing, the
Investor shall deliver the following to the Company:             (1)  the
               Subscription Price by wire transfer of immediately available funds to an account or accounts of the Company designated not less than two Business Days prior to the Closing by the Company; and

               (2) the opinions, certificates and other documents required to be delivered pursuant to Section 5.2.

               2.5. Subscription Price Adjustment. For purposes of Section 2.1, the "Subscription Price Adjustment" shall equal the Company's Incremental Liabilities as of the Closing. The amount of Incremental Liabilities as of the Closing shall be estimated in good faith by the Company and Investor, and the Closing shall proceed on the basis of such estimate. Following the Closing, the Company's accountants shall determine (the "Accounting") the actual amount of Incremental Liabilities as of the Closing. The Investor's accountants shall be entitled to have access to the Company's accountants' work papers and other relevant data. The Company's accountants shall provide the Investor with the results of the Accounting as soon as practicable, but in any event no later than 45 days after the Closing Date. If the Investor objects to the results of the Accounting, the Investor shall notify the Company's accountants of its objection in writing (the "Objection Notice") within 10 Business Days after receiving the results of the Accounting with copies of the Objection Notice to all parties in accordance with Section 8.6, and the Investor and the Company shall endeavor to resolve the open issues. If such issues are not resolved within 30 days after the receipt by the Company of the Objection Notice, the unresolved issues shall be submitted to a third public accountant from Mancera, S.C. (the "Third Accountant"). Within 15 Business Days of its appointment, the Third Accountant shall deliver a written report to the Investor and the Company setting forth the final determination of the Company's Incremental Liabilities at the Closing. The Third Accountant shall be entitled to rely upon (but shall not be bound by) the work papers of the Company's accountants in making a final determination of the issues. The decision of the Third Accountant shall be final and binding on the Investor and the Company. Each of the Company and the Investor shall bear the expense of its respective accountants under this Section 2.5, and shall share equally the expense of the Third Accountant, if any. Within 10 Business Days after the Company's Incremental Liabilities as of the Closing Date have been finally determined pursuant to this Section 2.5, the Subscription Price shall be adjusted in accordance with this Section 2.5 (the "Final Subscription Price") and (1) the Company shall pay to the Investor the amount, if any, by which the Final Subscription Price is less than the Subscription Price actually paid by the Investor at the Closing, or (2) the Investor shall pay to the Company the amount, if any, by which the Final Subscription Price exceeds the Subscription Price actually paid by the Investor at the Closing.

               2.6.  Exchange Rate Adjustment.   The Exchange Rate Adjustment
Amount shall be calculated by the Company as of December 31, 1995 and the Company shall promptly notify the Investor in writing of the result of such calculation, setting forth in reasonable detail the basis therefor. In the event that the Exchange Rate Adjustment Amount is greater than zero, the Investor shall pay such amount to the Company, on or before the fifth Business Day of 1996, in immediately available funds in US$ at a bank account to be specified by the Company.


                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company hereby represents and warrants to the Investor as follows:

               3.1. Corporate Existence and Power. The Company is a sociedad anonima de capital variable duly organized and validly existing under the laws of the United Mexican States. Each of the Company's subsidiaries (each, a "Subsidiary") is duly organized and validly existing under the laws of its jurisdiction of incorporation or organization. The Company and each Subsidiary is duly qualified to do business in each jurisdiction in which such qualification is required. The Company and each of the Subsidiaries has full corporate power and authority to carry on its business and operations as presently conducted and as planned to be conducted and to own and lease its properties. All of the Subsidiaries are listed in Schedule 3.1(a), which sets forth the authorized and issued capital stock of each such Subsidiary and the record and (to the extent known to the Subsidiary) beneficial ownership of the capital stock of each such Subsidiary. The capital stock of each Subsidiary listed in Schedule 3.1(a) as being owned of record by the Company or by another Subsidiary is owned beneficially by the Company or such Subsidiary free of all Liens, except for Liens granted pursuant to the Banamex Revolving Credit. Except as set forth on Schedule 3.1(b) neither the Company nor any of the Subsidiaries directly or indirectly owns or otherwise controls any capital stock of, or has any ownership interest in, any corporation, partnership or other entity, except for the Company's or the Subsidiaries' ownership of shares of the Subsidiaries and temporary holdings of readily marketable securities for cash management purposes.

               3.2. Corporate and Governmental Authorizations. (a) The Company has full corporate power and authority to issue and deliver the Initial Shares as provided in this Agreement, to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the Transactions have been duly authorized by all requisite corporate action of the Company or its shareholders, including all required consents of shareholders and effective waivers of preemptive nights in connection with the issuance of the Initial Shares. This Agreement constitutes, and the other Transaction Documents to which the Company is a party, when executed and delivered by the Company, will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

               (b) No consent or authorization of, or filing with, any Person is required on the part of the Company or any Subsidiary in connection with the Company's execution, delivery or performance of this Agreement and the other Transaction Documents to which it is a party or the consummation of the Transactions, except for (i) registration of the Company with the Registro Nacional de Inversiones Extranjeras, which must be made within 40 Mexican business days after Closing, (ii) filing, before the Public Registry of Commerce, of the public deed evidencing the formalization of the minutes of the meeting of the shareholders of the Company at which issuance of the Initial Shares was authorized, which can only be effected after Closing, and (iii) those consents, authorizations and filings listed on Schedule 3.2, all of which have been obtained or made or will be obtained or made prior to Closing.

               3.3. Governing Documents. The estatutos, as amended or supplemented to date and as currently in effect, of the Company and each Subsidiary are listed in Schedule 3.3. True and correct copies of such documents have previously been made available to the Investor.

               3.4. Capitalization. (a) The Company's authorized capital stock consists of (i) 51,000,000 Series B Shares, of which 38,000,000 are issued and outstanding, (ii) 25,000,000 Series D-1 Shares, of which 7,375,000 are issued and outstanding, and (iii) 24,000,000 Series D-2 Shares, of which 10,125,000 are issued and outstanding. The outstanding Series B Shares,
Series D-1 Shares and Series D-2 Shares are owned of record and beneficially
by the shareholders in the amounts set forth on Schedule 3.4.   Except as
provided in the Transaction Documents, or as disclosed on Schedule 3.4, there are no outstanding preemptive, conversion or other rights, options, warrants or other agreements or arrangements of any kind, contingent or otherwise, obligating the Company or any Subsidiary to issue or sell, or cause to be issued or sold, any shares of the Company's capital stock, any shares of capital stock of any Subsidiary or any securities convertible into or exchangeable or exercisable for any such shares, and no authorization therefor has been given. Except for, or as included in, the Transaction Documents, there are no agreements among any of the Private Shareholders or between one or more Private Shareholders and the Company relating to any Capital Stock.

               (b) The Initial Shares, when issued, delivered and paid for as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, and the Investor will acquire good, valid and marketable title to the Initial Shares, free and clear of any Lien, including without limitation any preference or preemptive rights in respect of the Initial Shares in favor of any other Person, other than Liens created by the Transaction Documents.

               3.5. No Conflicts, etc. Neither the execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is a party, nor the performance by the Company of its obligations hereunder and thereunder, nor the consummation of the Transactions will (i) violate, conflict with or result in the breach of, or constitute a default under, (A) any provision of the estatutos sociales orother organizational documents of the Company or any Subsidiary, (B) any provision of any law or regulation applicable to the Company or any Subsidiary, or to which any of its assets is subject, (C) any material order, judgment or award of any court, tribunal or regulatory authority applicable to the Company or any Subsidiary, or to which any of its assets is subject or (D) any material agreement or instrument to which the Company or any Subsidiary is a party or by which any of its assets is bound, or (ii) result in the creation of any material Lien upon any of the assets of the Company or any Subsidiary.

               3.6.  Financial Information.  (a) Schedule 3.6(a) sets  forth the financial statements relating to the Company and its Subsidiaries for accounting periods commencing on or after January 1, 1992 that have been furnished by the Company to the Investor (collectively, the "Financial
Statements").  The   Financial Statements present fairly the consolidated
financial position and results of operations of the Company and its Subsidiaries at the dates and for the periods to which they relate, are consistent with the books and records of the Company and its Subsidiaries and have been prepared in accordance with Mexican GAAP consistently applied throughout the periods involved, subject to changes resulting from year-end audit adjustments consistent with past practice or required by Mexican GAAP.

               (b) The accounting books and records of the Company and its Subsidiaries are complete and, in reasonable detail, accurately and fairly reflect, in all material respects, the transactions undertaken by the Company and its Subsidiaries.

               3.7.  Absence of Undisclosed Liabilities.  Except as and to the
extent (i)   reflected, disclosed or reserved against in the 1993 Balance
Sheet, (ii) incurred in the ordinary course of business consistent with past practice since December 31, 1993 and not in the aggregate having an Adverse Effect, or (iii) set forth on Schedule 3.7, the Company and its Subsidiaries have no liabilities of any nature, whether known or unknown, accrued, contingent or otherwise.

               3.8.  Absence of Certain Changes.  Except as set forth  on
Schedule 3.8 or as contemplated by the Transaction Documents, since December 31, 1993, (i) the Company and each Subsidiary has conducted and operated its business only in the ordinary course in a manner consistent with past practice, (ii) to the knowledge of the Company, no event has occurred which has had or could reasonably be expected to have an Adverse Effect and (iii) neither the Company nor any Subsidiary has:

               (1) authorized, declared or paid any dividend or other distribution in respect of its capital stock (other than dividends paid by the Subsidiaries) or purchased or redeemed, directly or indirectly, any shares of its capital stock;

               (2) issued or sold, or committed to issue or sell, any shares of its capital stock or any options, warrants, or other rights to purchase any such shares or any securities or other instruments convertible into or exchangeable or exercisable for any such shares;

               (3) suffered any strike or other labor difficulty that, individually or in the aggregate, has had or could reasonably be expected to have an Adverse Effect;

               (4) amended its estatutos sociales or any other organizational documents;

               (5) taken any other action that, if the Shareholder Agreement had then been in effect, would have required the Investor's approval or a Qualified Vote under Section 2.1 or 3.2(b) of the Shareholder Agreement;

               (6) entered into any agreement, commitment or transaction (including, without limitation, any borrowing, capital expenditure or capital financing) material to the business, operations or financial condition of the Company and its Subsidiaries taken as a whole, except agreements, commitments or transactions in the ordinary course of business; or

               (7) changed in any material respect its accounting or tax practices, policies or principles.

               3.9.  Compliance with Laws and Other Instruments; Licenses.
(a) Neither the Company nor any Subsidiary is in violation or breach of, or in default under, (i) any provision of its estatutos, (ii) any provision of any law or regulation applicable to it or to which any of its assets are subject,
(iii) any order, judgment or award of any court, tribunal or administrative or regulatory authority applicable to it or to which any of its assets are subject, or (iv) any agreement or instrument to which it is a party or to which any of its assets is bound, which violation, breach or default could reasonably be expected to have an Adverse Effect.

               (b) Schedule 3.9 lists for the Company and each Subsidiary all material concessions, licenses, pole attachment agreements and other material agreements with and approvals from governmental authorities and utilities necessary to own and operate the Systems lawfully and in the manner in which they are now operated (collectively "Licenses"). True and correct copies of such Licenses have previously been made available to the Investor. Schedule
3.9 also sets forth information as to the expiration of, and geographical area covered by, each License and the status of all applications for the grant, extension or renewal of thereof. None of the Licenses may lawfully be revoked except as provided therein. Except as described in Schedule 3.9 (which described matters have not in the aggregate had, and would not reasonably be expected in the aggregate to have, an Adverse Effect), there has been no breach or violation, and there is no outstanding breach or violation, by the Company or any Subsidiary of any License and all of the Licenses are in good standing and are owned by the Company or its Subsidiaries free of any Liens.

               3.10. Taxes. Except as set forth in Schedule 3.10: The Company and each of the Subsidiaries has duly filed all Mexican income, asset and value added tax returns and all other Mexican (federal, state and local) and all non-Mexican (federal, state, and local) tax returns which are required to be filed by the Company or any Subsidiary for any Pre-Closing Period. All such tax returns were timely filed and, when filed, were complete and accurate and complied in all material respects with applicable law and accurately set forth the amount of all applicable taxes due. All Taxes (including without limitation, withholding Taxes and Taxes attributable to the restructuring of the ownership of the Company in 1993) shown on such tax returns or otherwise payable by the Company or any Subsidiary have been timely paid as required by law. No such return is the subject of any pending audit or any tolling or similar agreement or any extension of applicable statutes of limitations. There are no pending claims for Taxes for which the Company or any of the Subsidiaries is or may become liable or which are or may result in a Lien upon the assets of the Company or any of the Subsidiaries, other than (i) assessments for Taxes not yet past due or in default or (ii) assessments being contested in good faith by the Company or such Subsidiary and for which the Company or such Subsidiary has properly reserved on its books and on the June 1994 Balance Sheet. The reserves on the books of the Company and the Subsidiaries in respect of Taxes not yet due are adequate and consistent with the reserves maintained by companies of established reputation similarly situated.

               3.11. Stamp Tax, etc. No stock exchange, stamp or other issuance or transfer Taxes are payable by or on behalf of the Investor or the Company to Mexico or any political subdivision or taxing authority thereof or therein in connection with the initial issuance, sale and delivery of the Initial Shares to the Investor by the Company.

               3.12. Litigation, etc. Except as set forth on Schedule 3.12, there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or governmental authority, nor is there in effect any judgment, order or decree of any such court or governmental authority applicable to the Company, (i) which questions the validity of, or the obligations of the Company under, this Agreement or any other Transaction Document, or (ii) which seeks to impede, enjoin or invalidate the Transactions, in whole or in part, or (iii) that, if determined adversely, would have an Adverse Effect.

               3.13.  The Systems.  (a) Schedule 3.13 lists the following:

               (i) each System owned in whole or in part or operated by the Company or any Subsidiary, specifying the nature and amount of such interest if less than 100% ownership;

             (ii) for each such System, as of November 30, 1994, (A) the number of Subscribers for the System (exclusive of persons described by the immediately following clause (B) of this sentence), (B) the approximate number of persons and entities to whom cable service in the System is provided at no charge or for a reduced charge, (C) the number of kilometers of plant for such System and (D) the approximate number of homes passed by fully completed and operational plant in the System (in such proximity as to permit connection by installation of a drop only). The Company has made available to the Investor the standard form of Subscription Contract for each System. The Subscribers for each System have executed and delivered Subscription Contracts substantially in the forms made available to Investor.

            (iii) for each such System, an accurate and complete listing and description of the current channel alignments for the System, including all broadcast and satellite services carried, cable channel assignment, frequencies utilized and pilot carrier frequencies of the System. The System has capability of distributing 300 mhz.

               (b) Neither the Company nor any Subsidiary is conducting any cable operations in any other location or through any person, or applying for any franchises except as disclosed in Schedule 3.13 or 3.9. Schedule 3.13 sets forth a list of all annual plans submitted to the Secretaria de Cominicaciones y Transportes by the Company since January 1, 1993 in connection with any application for the grant, extension or renewal of any License. The Company or a Subsidiary is duly authorized under applicable Licenses to distribute to Subscribers all the signals presently being carried. There are no obligations or liabilities to Subscribers or to other users of the Company's or its Subsidiaries' cable television services which are material, except (i) with respect to deposits made by Subscribers or such other users, and (ii) the obligation to supply services to Subscribers in the ordinary course of business. Schedule 3.13 contains a true, complete and correct current statement of all subscriber rates, tariffs and other charges for cable television or other services provided by the Company or its Subsidiaries.

               3.14. Assets. (a) The Company and each of its Subsidiaries has good and marketable title to or, in the case of leased assets, a valid leasehold interest in, all of its properties and other assets reflected on the June 1994 Balance Sheet, except assets disposed of in the ordinary course of business between such date and the Closing Date, in each case free and clear of all Liens except for (i) Liens for current Taxes not yet due and payable or the validity of which is being contested reasonably and in good faith by appropriate proceedings and for which the Company has accrued adequate reserves on the June 1994 Balance Sheet, (ii) Liens granted to Banamex by the Company with respect to the stock of the Subsidiaries to secure certain indebtedness of the Company to Banamex pursuant to the Banamex Revolving Credit, (iii) Liens arising in the ordinary course of business that would not materially interfere with the use or disposition of such assets by the Company or any Subsidiary and (iv) such other Liens, if any, which will not, in the aggregate, materially detract from the values of such assets and property or materially interfere with the present uses thereof. Except as disclosed on
Schedule 3.14, all assets material to the operation of the Systems comply in all material respects with applicable rules, regulations and standards regarding their intended use. Except as disclosed on Schedule 3.14, all tangible assets of the Company and its Subsidiaries reflected on the June 1994 Balance Sheet are in all material respects in good working condition for the conduct of the business of the Company and its Subsidiaries, ordinary wear and tear excepted.

               (b) There exists no default by the Company or any Subsidiary, or to the knowledge of the Company, by any third party, that materially and adversely affects any lease of real property leased by the Company or any of its Subsidiaries.

               3.15. Insurance. Schedule 3.15 lists all insurance policies and bonds of the Company and its Subsidiaries that relate in any way to the ownership, use or operation of the Systems. Such policies are each outstanding and in full force and effect on the date hereof, and insure the assets of the Company and the Subsidiaries against loss or damage to the extent and in the manner customary for Mexican companies engaged in similar business or required by any of the Licenses. The Company and the Subsidiaries have complied in all material respects with the provisions of such policies and bonds. Since 1990, no insurance carrier has refused any application for insurance by the Company or any of its Subsidiaries with respect to any of their respective assets, except for applications for insurance covering natural disasters, such as earthquakes, hurricanes and floods.

               3.16. Material Contracts. Schedule 3.16 sets forth a list of the following types of contracts to which the Company or any of its Subsidiaries is a party (each a "Material Contract"):

               (1)  contracts involving annual payments in excess of NP$
         300,000;

               (2)  leases of real property;

               (3) loan agreements, promissory notes, guarantees, subordination, financial leasing, deferred purchase or similar type agreements;

               (4)  programming agreements;

               (5) any other contract not made in the ordinary course of business that is material to the Company and its Subsidiaries taken as a whole.

Neither the Company nor any of the Subsidiaries is in default under any Material Contract which default could reasonably be expected to have an Adverse Effect. There does not exist any default or event or condition which, after notice or lapse of time or both, would constitute a default under any Material Contract by the Company or any Subsidiary, or to the knowledge of the Company, by any other party thereto, except defaults, events or conditions as to which requisite waivers or consents have been obtained or which would not, in the aggregate, reasonably be expected to have an Adverse Effect. Each Material Contract is in full force and effect and enforceable against each party thereto, except to the extent that any failure to be enforceable would not have an Adverse Effect.

               3.17. Employment Agreements and Benefits. (a) Except as set forth in Schedule 3.17, the Company and each of the Subsidiaries has complied in all material respects with all collective bargaining agreements or profit sharing, pension, retirement, bonus, incentive compensation, stock option, deferred compensation or other similar plans, trusts or funds for the benefit of employees to which the Company or such Subsidiary is a party or by which it is bound.

               (b) There are not in existence or, to the knowledge of the Company, threatened any (i) work stoppages respecting employees of the Company or any Subsidiary, or (ii) grievance or arbitration proceedings arising out of collective bargaining agreements to which the Company or any Subsidiary is a party which could reasonably be expected to have an Adverse Effect.

               3.18. Intellectual Property. The Company and its Subsidiaries own or are licensed to use inventions, processes, know-how, formulas, trade secrets, patents, trademarks, trade names, brand names and copyrights sufficient to conduct, as presently conducted, their business and operations as a whole without, to the knowledge of the Company, infringement of or conflict with any asserted rights of third parties, except as set forth in
Schedule 3.18 or which would not reasonably be expected to have an Adverse Effect. To the knowledge of the Company, no third party has infringed any invention, process, know-how, formula, trade secret, patent, trademark, trade name, brand name or copyright owned by the Company.

               3.19. Brokers. Except for the Persons set forth on Schedule 3.19, whose fees will be paid by the Company, no investment banker, finder, broker or other intermediary has been retained by or has acted for or on behalf of the Company or any of its Affiliates who might be entitled to any fee or commission from the Company upon the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

               3.20. Affiliate Relationships. Except for ordinary cable television services or otherwise as set forth in Schedule 3.20 or as disclosed in writing to the Investor, neither the Company nor any Subsidiary, directly or indirectly, is a party to or bound by any contractual obligation with, or owes any money to, and is not purchasing or leasing any property from, or obtaining services from, or transferring or leasing any property to, or providing services to, or otherwise engaging in any transaction with, any officer, director or shareholder of the Company or any Affiliate thereof.

               3.21 FECL Clearance. The information provided by the Company with respect to itself and its Affiliates to the Mexican Federal Economic Competition Commission in connection with the filings contemplated by Section 5.3(1) does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the information provided not misleading.


                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

               The Investor hereby represents and warrants to the Company as follows:

               4.1. Existence and Power. (a) The Investor is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Investor has full corporate power and authority to carry on its business and operations as presently conducted and as proposed to be conducted and to own and lease its properties.

               4.2. Corporate and Governmental Authorizations. (a) The Investor has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Investor is a party and the consummation of the Transactions have been duly authorized by all requisite action of the Investor and C-TEC. This Agreement constitutes, and the other Transaction Documents to which the Investor is a party, when executed and delivered by the Investor, will constitute, legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms.

               (b) No consent or authorization of, or filing with, any Person is required on the part of the Investor in connection with the Investor's execution, delivery or performance of this Agreement and the other Transaction Documents to which it is a party or the consummation of the Transactions.

               4.3. Capitalization. The capital stock of the Investor is owned of record and beneficially by the Persons and in the amounts set forth on Schedule 4.3. Except in accordance with the provisions of this Agreement, or as disclosed on Schedule 4.3, there are no outstanding preemptive, conversion or other rights, options, warrants or other agreements or arrangements of any kind, contingent or otherwise, obligating the Investor to issue or sell, or cause to be issued or sold, any capital stock or other equity interests in the Investor, or any instruments convertible into or exchangeable or exercisable for any such interests, and no authorization therefor has been given. The Investor is not a party to any contract or agreement other than the Transaction Documents.

               4.4. No Conflicts, etc. Neither the execution and delivery by the Investor of this Agreement and the other Transaction Documents to which it is a party, nor the performance by the Investor of its obligations hereunder and thereunder, nor the consummation of the Transactions will (i) violate, conflict with or result in the breach of, or constitute a default under, (A) any provision of the certificate of incorporation or by-laws of the Investor,
(B) any provision of any law or regulation applicable to the Investor, or to which any of its assets is subject, (C) any material order, judgment or award of any court, tribunal or regulatory authority applicable to the Investor, or to which any of its assets is subject or (D) any material agreement or instrument to which the Investor is a party or by which any of its assets is bound, or (ii) result in the creation of any material Lien upon any of the assets of the Investor.

               4.5. Litigation, etc. Except as set forth in Schedule 4.5, there is no action, proceeding or investigation pending or, to the knowledge of the Investor, threatened against the Investor (i) which questions the validity of, or the obligations of the Investor under, this Agreement or any other Transaction Document, or (ii) which seeks to impede, enjoin or invalidate the Transactions, in whole or In part, or (iii) that, if determined adversely, would have an Adverse Effect.

               4.6. Investment Purpose. The Investor is buying the Initial Shares for investment only and not with a view to resale in connection with any distribution of the Initial Shares, except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and all other applicable securities laws. The Investor understands that the Initial Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Initial Shares.

               4.7. Financial Ability to Perform. The Investor has sufficient funds and credit arrangements to deliver the Subscription Price and the other amounts payable by it hereunder at the Closing and to take such other actions as may be required by it to consummate the transactions contemplated hereby.

               4.8. Brokers. No investment banker, finder, broker or other intermediary has been retained by or has acted for or on behalf of the Investor or any of its Affiliates who might be entitled to any fee or commission from the Company or the Private Shareholders upon the consummation of the transactions contemplated by this Agreement or any other Transaction Document.
               4.9. Other Agreements. Except for, or as included in, the Transaction Documents, or otherwise as set forth in Schedule 4.9, neither the Investor, nor C-TEC nor any of their respective Affiliates is a party to any Conflicting Agreement.

               4.10. FECL Clearance. The information provided by the Investor and C-TEC with respect to themselves and their Affiliates in connection with the Company's submissions to the Mexican Federal Economic Competition Commission contemplated by Section 5.3(1) does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the information provided not misleading.


                                   ARTICLE V
                                  CONDITIONS

               5.1. Conditions to Obligations of the Investor. The obligations of the Investor to consummate the transactions contemplated by the Closing shall be subject to the fulfillment (or waiver by the Investor), on or prior to the Closing Date, of each of the following conditions:

               (1) The representations and warranties of the Company contained herein and of the Company and each Private Shareholder contained in any other Transaction Document shall have been true and correct in all material respects when made and shall be repeated and be true and correct in all material respects as of the Closing Date.

               (2) The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and any Transaction Document to which it is a party that are required to be performed or complied with by it prior to or at the Closing Date.

               (3) All authorizations and approvals of, or filings with, any governmental authority or other Person required to be obtained or made by the Company or any Subsidiary or Private Shareholder in connection with the execution, delivery and performance by the Company of the Transaction Documents (other than those referred to in clauses (i) and (ii) of Section 3.2(b)) shall have been obtained or made and shall be in full force and effect.

               (4) Each of the Transaction Documents to which the Company or any Private Shareholder is a party shall have been duly authorized, executed and delivered by the Company or such Private Shareholder and complete and correct copies thereof shall have been delivered to the Investor, and the actions contemplated by Section 6.3 shall have been completed.

               (5) The Control Trust Agreement shall have been duly authorized, executed and delivered by each party thereto.

               (6) The Company shall have delivered to the Investor a certificate executed by an authorized officer of the Company, dated the Closing Date, to the effect that the conditions set forth in paragraphs (1) through (3) of this Section 5.1 have been fulfilled and setting forth the number of Subscribers for each System (exclusive of persons described in clause (ii)(B) of Section 3.13(a)) as of the last Business Day of the month immediately preceding the Closing Date.

               (7) The Investor shall have received from Franck, Galicia, Duclaud y Robles, S.C., Mexican counsel to the Company and the Private Shareholders, an opinion dated the Closing Date, substantially in the form of Exhibit D-1.

               (8) The Company's estatutos sociales shall have been amended and restated to read in their entirety substantially as set forth in Exhibit A-1 to the Shareholder Agreement.

               (9) The Investor shall have received written evidence that all directors of the Company designated by the Investor pursuant to
         Section 3.1 of the Shareholder Agreement shall have been elected at a shareholders' meeting of the Company occurring on or prior to the Closing Date.

               (10) Since the date of this Agreement, there shall not have been any material adverse change in the financial condition, properties, business or results of operations of the Company and the Subsidiaries, taken as a whole.

               (11) All corporate and other proceedings of the Company in connection with the transactions contemplated by this Agreement and the other Transaction Documents, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in substance and form to the Investor and its counsel, and the Investor and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably

               5.2. Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by the Closing shall be subject to the fulfillment (or waiver by the Company), on or prior to the Closing Date, of each of the following conditions:

               (1) The representations and warranties of the Investor contained herein and of the Investor and C-TEC contained in any other Transaction Document shall have been true and correct in all material respects when made and shall be repeated and be true and correct in all material respects as of the Closing Date.

               (2) Each of the Investor and C-TEC shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and any Transaction Document to which it is a party required to be performed or complied with by it prior to or at the Closing Date.

               (3) All authorizations and approvals of, or filings with, any governmental authority or other Person required to be obtained or made by the Investor or C-TEC in connection with the execution, delivery and performance by the Investor or C-TEC of the Transaction Documents shall have been obtained or made and shall be in full force and effect.

               (4) Each of the Transaction Documents to which the Investor is a party shall have been duly authorized, executed and delivered by the Investor and complete and correct copies thereof shall have been delivered to the Company.

               (5) The Investor shall have delivered to the Company certificates executed by authorized officers of the Investor and C-TEC, as appropriate, dated the Closing Date, to the effect that the conditions set forth in para- graphs ( 1) through (3) of this Section
         5.2 have been fulfilled.

               (6) Each of the Transaction Documents to which C-TEC is a party shall have been duly authorized, executed and delivered by C-TEC and complete and correct copies thereof shall have been delivered to the Company.

               (7) The Company shall have received from Swidler & Berlin, counsel to the Investor and C-TEC, an opinion dated the Closing Date, substantially in the form of Exhibit D-2.

               (8) The Company shall have received from Ray Ostroski, Esq., General Counsel to C-TEC, an opinion dated the Closing Date, substantially in the form of Exhibit D-3.

               (9) All corporate and other proceedings of the Investor and C-TEC in connection with the transactions contemplated by this Agreement and the other Transaction Documents, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

               5.3. Conditions to Obligations of Both Parties. The obligations of the Company and the Investor to consummate the transactions contemplated by the Closing shall be subject to the fulfillment (or waiver by both of the parties), on or prior to the Closing Date, of each of the following conditions:

               (1) The Company shall have submitted a notice to the Mexican Federal Economic Competition Commission that is sufficient under the FECL and either (i) all applicable statutory waiting periods shall have expired without objection to consummation of the Transactions on the part of the Mexican Federal Economic Competition Commission, or (ii) the Company shall have received a written response conforming to the requirements of the FECL from the Mexican Federal Economic Competition Commission approving or not objecting to consummation of the Transactions.

               (2) There shall not exist (i) any provision of applicable law or regulation, or any injunction, restraining order or similar order issued by any court or governmental agency, preventing consummation of the Transactions, questioning the legality or validity of the Transactions, or otherwise alleging damage as a result of tile Transactions, or (ii) any pending or threatened proceeding in which any Person (other than a party seeking not to close hereunder or an Affiliate of or other Person acting in concert with such party) seeks or may take any such action. Neither party to this Agreement shall have been notified of a present intention by any department, agency or instrumentality of the United Mexican States, or the legal representative of any state or political subdivision thereof, to commence an action or proceeding to challenge or enjoin consummation of the Transactions.


                                  ARTICLE VI
                           COVENANTS OF THE COMPANY

               The Company hereby agrees, so long as the Investor or any of its Affiliates owns any Shares (or, in the case of Section 6.1, until such date as the Investor owns less than the Required Percentage of the outstanding Capital Stock), as follows:

               6.1. Financial and Other Information.   (a) The Company shall
deliver to the Investor:

               (i) As soon as available and in any event within 60 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and the Subsidiaries as at the end of such fiscal year, and the related audited consolidated statements of income, stockholders' equity and changes in financial position of the Company and the Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures, if available, for the previous fiscal year, prepared in Spanish in accordance with Mexican GAAP, consistently applied, and in reasonable detail, accompanied by a report of Lebrija Alvarez y Cia., S.C. or other independent public accountants selected by the Company in accordance with the Shareholder Agreement and the auditor's management letter of such firm;

               (ii) As soon as available and in any event within 30 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and the Subsidiaries as of the end of such quarter, and the related unaudited consolidated statements of income, stockholders' equity and changes in the financial position of the Company and the Subsidiaries for such quarter and for the current fiscal year to date, setting forth in each case in comparative form the figures for the corresponding quarter in the previous fiscal year and the corresponding portion of the Company's previous fiscal year, prepared in Spanish in accordance with Mexican GAAP, consistently applied, subject to changes resulting from year-end audit adjustments consistent with past practice or required by Mexican GAAP, in reasonable detail;

            (iii) As soon as practicable after the filing thereof, copies of all registration statements and annual, quarterly or monthly or other reports which the Company or any Subsidiary shall have filed with the Comision Nacional de Valores or the Bolsa Mexicana de Valores, S.A, de C.V.; and

              (iv) With reasonable promptness, such other information with respect to the Company and the Subsidiaries as the Investor may from time to time reasonably request.

               (b) Subject to prior consultation with the Company, the Investor and its authorized representatives shall be given access during normal business hours to such properties, books and records of the Company and the Subsidiaries and such officers and employees of the Company and its Subsidiaries having knowledge of financial, operating and legal data as the Investor may reasonably request, provided that the exercise by the Investor of its rights under this Section 6.1(b) shall not disrupt the normal conduct of business by the Company and its Subsidiaries.

               (c) The Foregoing provisions shall not limit any rights which the Investor may have as a shareholder of the Company under applicable Mexican laws.
               6.2. Independent Accountants; Accounting Practices. (a) The Company shall, at all times, retain an accounting firm of recognized national standing in Mexico as its independent public accountants, which shall certify the Company's financial statements at the end of each fiscal year.

               (b) The Company shall not make any significant change in its accounting policies or practices other than any such changes as may from time to time be required by Mexican GAAP.

               6.3. Shareholder Agreement. Promptly following the execution and delivery of the Shareholder Agreement, the Company shall (i) make all appropriate notations and entries in its share registry to reflect that the Capital Stock owned by the Private Shareholders and the Investor is subject to certain transfer and other restrictions contained in the Shareholder Agreement, and (ii) to the full extent of its powers under applicable law, refuse to recognize any transfers of Capital Stock in violation of the terms and conditions of the Shareholder Agreement.

               6.4. Post-Closing Filings. The Company shall make the registration and filing contemplated by clauses (i) and (ii) of Section 3.2(b) in a timely manner and in a manner that complies with all applicable laws, rules or regulations.


                                  ARTICLE VII
                        OTHER COVENANTS AND AGREEMENTS

               7.1.  Efforts to Consummate Transactions.  Each of the Company

and the Investor shall use their best efforts to cause the conditions to the Closing contained in this Agreement to be satisfied as promptly as practicable after the date hereof and otherwise to effect the transactions contemplated hereby and by the other Transaction Documents.

               7.2. Conduct Pending Closing. Until the Closing:

               (a) The Company and its Subsidiaries shall conduct their business in good faith and in the ordinary course, consistent with past practices and in compliance with all applicable laws, rules and regulations, and will not engage in any transaction, including, without limitation, entering into or amending any material agreement or License, incurring any material liability or obligation (absolute or contingent), or making any material advance or expenditure, other than in the ordinary course of business.

               (b) The Company shall keep proper books of record and account in which appropriate entries shall be made of all transactions relating to its business and activities, and will accurately maintain its minute books and will close its stock transfer books until the Closing.

               (c) The Company shall not declare or pay any dividends or repurchase or otherwise acquire or retire any of its securities and, except as necessary to consummate the Transactions, shall not amend its Estatutos.

               (d) The Company shall deliver to the Investor all financial statements, including balance sheets, statements of operations, shareholders equity and changes in financial position, as are made available to the Company in the ordinary course of business prior to the Closing, but in any event no less frequently than monthly. Such delivery shall constitute a representation and warranty by the Company, as if set forth in Article III, that such financial statements comply with the second sentence of Section 3.6(a) of this Agreement. Prior to Closing, the Company shall give the Investor access to the Company's properties, books and records in the manner and to the extent contemplated by Section 6.1(b) after the Closing.

               (e) Prior to the anticipated Closing Date, representatives of the Company and the Investor shall meet at a mutually agreed time and place in order to review the conditions to closing in Article V and discuss the parties' progress toward a timely Closing. At such meeting, the Company and the Investor shall discuss whether to apply the proceeds to be received by the Company at the Closing, in whole or in part, to the immediate repayment of the Company's outstanding indebtedness under the Banamex Revolving Credit to Banamex or, alternatively, to the repayment of such indebtedness at its scheduled maturity or otherwise, provided that if the Company and the Investor shall fall to reach agreement thereon, the Investor shall decide the matter.

               7.3. Confidentiality. Each party hereto shall not use or disclose to any third party (other than their respective financial advisors, attorneys and other agents and representatives) any information relating to this Agreement, any other Transaction Document, any of the transactions contemplated hereby or thereby, or the respective businesses of the Company, the Investor or any of their Affiliates except (i) information as is required to be disclosed by applicable law or becomes generally available to the public other than through a breach of this Agreement, (ii) in a registration statement or other disclosure document filed with the United States Securities and Exchange Commission, provided that (A) the Company shall have been furnished with a draft of the proposed disclosure, insofar as it relates to the Company or its Affiliates, not less than two Business Days before such material is to be submitted to the Securities and Exchange Commission and (B) the Company's comments on such draft disclosure are not unreasonably rejected, and (iii) in a mutually approved press release in connection with the signing of this Agreement ("Confidential Information"). Each party hereto shall, and shall cause each of its Affiliates to, take such reasonable precautions as are necessary to prevent use or disclosure of Confidential Information by or to others.

               7.4.  Indemnification.  (a)  The Company shall   indemnify and
hold harmless the Investor and its Affiliates and the directors, officers and employees of each of the foregoing from, against and with respect to any and all claims, liabilities, losses, damages, costs and expenses (including interest, penalties and reasonable attorney's fees and disbursements), whether or not resulting from third party claims (each of the foregoing being referred to herein individually as a "Loss"), and whether or not suffered or incurred directly by the Investor and its Affiliates (a "Direct Loss") or indirectly by the Investor or its Affiliates through a reduction in the value of the Capital Stock held by the Investor and its Affiliates (an "Other Loss"), arising out of or as a result of (i) any breach by the Company of any covenant or obligation of the Company in this Agreement or in any other Transaction Document to which it is a party, or (ii) any breach by the Company of, or any inaccuracy in, any representation or warranty made by the Company in this Agreement or in any other Transaction Document to which it is a party (but in all cases excluding any Losses arising out of or resulting from an Extraordinary Revocation, for which the exclusive remedy shall be the payment contemplated by Section 7.4(c)), in either case to the extent not expressly waived in writing by the Indemnified Party. Subject to the foregoing, if the Company suffers or incurs a Loss as a result of the facts underlying any breach by the Company of, or inaccuracy in, any such representation (a "Company Loss"), the Investor and its Affiliates will be deemed to have suffered an Other Loss equal to the dollar amount of the Company Loss, multiplied by the percentage interest of the Investor in the Capital Stock of the Company, determined as of the time the Company Loss is incurred, expressed as a decimal (the "Investor's Percentage Interest"). In the event that the Company is required to indemnify the Investor pursuant to this Section 7.4(a) with respect to any Loss (whether a Direct Loss or an Other Loss), the amount of any such indemnification payment shall be the amount of such Loss divided by I-X, where "X' is equal to the Investor's Percentage Interest in the outstanding Capital Stock of the Company acquired by it in accordance with the provisions of the Transaction Documents, determined as of the time such payment is made, expressed as a decimal.

               (b) The Investor shall indemnity and hold harmless the Company and its Affiliates and the directors, officers and employees of each of the foregoing from, against and with respect to any and all Losses arising out of or as a result of (i) any breach by the Investor of any covenant or obligation of the Investor in this Agreement or in any other Transaction Document to which it is a party, (ii) any breach by the Investor of, or any inaccuracy in, any representation or warranty made by the Investor in this Agreement or in any other Transaction Document to which it is a party, in either case to the extent not expressly waived in writing by the Indemnified Party, or (iii) the Investor or any of its Affiliates having provided any information with respect to the Company, its Subsidiaries or the Transactions to any actual or potential source of financing of the Investor for the Transaction, but only to the extent such information is inaccurate or misleading and is not consistent with any information provided to the Investor by the Company regarding the same subject matter.

               (c) In the event of an Extraordinary Revocation of a Pre-Existing System, the Company shall pay to the Investor an amount equal to
(i) the Per Subscriber Investment multiplied by the lesser of (x) the number of Subscribers to such Pre-Existing System as of May 31, 1994, and (y) the number of Subscribers to such Pre-Existing System whose business the Company or its Subsidiaries shall have lost as a result of such Extraordinary Revocation, minus (ii) 40% of the Net Recovery in respect of such Extraordinary
Revocation. For purposes of calculating the amount of any payment by the Company to the Investor pursuant to this Section 7.4(c), the amount of any Net Recovery in respect of an Extraordinary Revocation shall be estimated by the Company and the Investor in good faith as of the time of such payment which shall be made promptly following (i) the occurrence of such Extraordinary Revocation and (ii) the estimation of any Net Recovery by the Company and the Investor. Thereafter, within six months after all administrative, judicial and other appeals and remedies with respect to such Extraordinary Revocation have been exhausted, the Company's accountants shall determine (the
"Revocation Accounting") the actual amount of Net Recoveries in respect of such Extraordinary Revocation. Projected Net Recoveries not yet realized by the Company as of the date of the Revocation Accounting shall be estimated in good faith by the Company's accountants for purposes of the Revocation Accounting. If the Investor objects to the results of the Revocation Accounting, the Investor shall notify the Company's accountants of its objection in writing (the "Revocation Objection Notice") within 10 Business Days after receiving the results of the Revocation Accounting with copies of the Revocation Objection Notice to all parties in accordance with Section 8.6, and the Investor and the Company shall endeavor to resolve the open issues. If such issues are not resolved within 30 days after the receipt by the Company of the Revocation Objection Notice, the unresolved issues shall be submitted to the Third Accountant. Within 15 Business Days of its appointment, the Third Accountant shall deliver a written report to the Investor and the Company setting forth the final determination of the Net Recoveries in respect of the Extraordinary Revocation in question. The Third Accountant shall be entitled to rely upon (but shall not be bound by) the work papers of the Company's accountants in making a final determination of the issues. The decision of the Third Accountant shall be final and binding on the Investor and the Company. Each of the Company and the Investor shall bear the expense of its respective accountants under this Section 7.4(c), and shall share equally the expense of the Third Accountant, if any. Within 10 Business Days after the Company's Net Recovery with respect to an Extraordinary Revocation has been finally determined pursuant to this Section 7.4(c) (the "Final Net Recovery"), (1) the Company shall pay to the Investor the amount, if any, by which the Final Net Recovery is less than the Net Recovery on the basis of which a payment was made by the Company to the Investor pursuant to this Section 7.4(c), or (2) the Investor shall pay to the Company the amount, if any, by which the Final Net Recovery exceeds the Net Recovery on the basis of which a payment was made by the Company to the Investor pursuant to this Section 7.4(c).

               (d) Notwithstanding anything to the contrary in Section 7.4(c), in the event that (i) an Extraordinary Revocation is revoked, rescinded, invalidated or otherwise rendered ineffective by subsequent governmental, administrative, judicial or other action by any competent authority in Mexico, or by the passage of time, or (ii) is affirmed or upheld by such competent authority for stated reasons that do not consist substantially of one or more acts or omissions by the Company within the scope of clause (iii) of the definition of Extraordinary Revocation, then the Investor shall forthwith pay to the Company an amount equal to the sum of all amounts paid by the Company to the Investor pursuant to Section 7.4(c) in respect of such Extraordinary Revocation, plus interest thereon at a rate per annum of 9% from the date of each such payment by the Company to the Investor to the date such amount is repaid by the Investor to the Company. The limitations set forth in Sections 7.6(a) and 7.6(b) shall not apply to any payment required to be made by the Company pursuant to Section 7.4(b).

               7.5. Indemnification Procedures. For purposes of this Section 7.5, the party seeking indemnification shall be known as the "Indemnified Party" and the party from whom indemnification is sought shall be known as the "Indemnifying Party". As soon as reasonably practicable after receipt by an Indemnified Party of notice of any Loss (if the Indemnified Party is the Company) or Direct Loss (if the Indemnified Party is the Investor or any of its Affiliates) in respect of which an Indemnifying Party may be liable under
Section 7.4, the Indemnified Party shall give notice thereof to the Indemnifying Party, setting forth in reasonable detail the facts and circumstances pertaining thereto. The Indemnifying Party shall pay for any Loss promptly in cash once its responsibility has been established. In the case of a Loss arising out of or resulting from a claim by a third party, the Indemnified Party shall permit the Indemnifying Party, at its option and expense, to assume the defense of such claim by counsel satisfactory to the Indemnified Party and to settle or otherwise dispose of the same; provided that the Indemnified Party may at its discretion at all times participate in such defense by counsel of its own choice, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Party, unless: (i) the employment of counsel by the Indemnified Party has been authorized in writing by the Indemnifying Party, (ii) there is a conflict or potential conflict (based on advice of counsel to the Indemnified Party reasonably acceptable to the Indemnifying Party) between the Indemnified Party and the Indemnifying Party, or (iii) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action; and provided further that the Indemnified Party shall be entitled to control such defense jointly with the Indemnifying Party in the case of any litigation referred to in clause (ii) of the immediately preceding proviso to this sentence. The Indemnifying Party shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnified Party and its Affiliates a release of all liabilities in respect of such claims.

               7.6. Limitations on Indemnification. (a) Notwithstanding anything to the contrary in this Article VII, the Company shall not be required to indemnify the Investor against any Losses (excluding Losses arising out of or resulting from (i) an Extraordinary Revocation or (ii) a breach by the Company of, or any inaccuracy in, the representations and warranties made by the Company in Section 3.10 and the fifth and sixth sentences of Section 3.1 ("Excluded Losses")) unless the aggregate of all Losses (other than Excluded Losses) in respect of which indemnity would otherwise be due exceeds US$3,000,000, in which case the entire amount of such nonexcluded Losses shall be indemnified as provided in this Article VII.

               (b) Notwithstanding anything to the contrary in this Article VII, the Company's aggregate indemnification obligations pursuant to Section 7.4(a) (other than with respect to Excluded Losses) shall not exceed US $10,000,000. Notwithstanding anything to the contrary in this Article VII, the amounts payable by the Indemnifying Party to the Indemnified Party with respect to any Loss (if the Indemnified Party is the Company) or any Direct Loss (if the Indemnified Party is the Investor or any of its Affiliates) shall be reduced to the extent the amount of the Loss increased as a result of the failure of the Indemnified Party to provide the Indemnifying Party notice of Loss in accordance with Section 7.5 as soon as reasonably practicable following the time at which the Indemnified Party discovered or reasonably could have discovered such claim (except to the extent the Indemnifying Party is not prejudiced by any delay in the delivery of such notice).

               (c) Any indemnities payable under this Article VII shall be limited to the amount of actual damages sustained by the Indemnified Party. Accordingly, the amount of any Loss shall be calculated net of any insurance proceeds or other recovery actually received by the Person suffering such Loss. In the case of Loss suffered by the Company, the amount of the Loss shall be calculated net of any tax benefits to the Company in respect of such Loss. Except as expressly provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights, or the seeking of any other remedies against any other party hereto, provided that neither the Investor, the Company nor their respective Affiliates shall be permitted duplicate recoveries, nor shall the Company's indemnity obligations exceed the limits described in Section 7.6.
               (d) Neither the Investor, the Company nor their respective Affiliates shall be entitled to make any claim for indemnification under this
Article VII with respect to the breach of any particular representation or warranty contained herein after the date on which such representation or warranty ceases to survive pursuant to Section 8.4.


                                 ARTICLE VIII
                                 MISCELLANEOUS

               8.1. Termination. This Agreement may be terminated at any time prior to the Closing:

               (1)  By the written agreement of the Company and the Investor;

               (2) Upon notice given by either the Company or the Investor if the Closing has not occurred on or prior to February 28, 1995; or

               (3) Upon notice given by the Investor if the Company breaches any material covenant or agreement in any Transaction Document or if any representation or warranty made by the Company or any of the Company's current shareholders in or pursuant to any Transaction Document is false in any material respect when made; or

               (4) Upon notice given by the Company if the Investor or C-TEC breaches any material covenant or agreement in any Transaction Document or if any representation or warranty made by the Investor or C-TEC in or pursuant to any Transaction Document is false in any material respect when made; or

               (5) Upon notice given by either the Company or the Investor if consummation of the transactions contemplated hereby would violate, in whole or in part, any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

The provisions of Sections 7.3 through 7.6 and Sections 8.2 through 8.11 shall survive any termination of this Agreement.

               8.2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED MEXICAN STATES, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

               8.3. Arbitration. (a) Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, validity or termination thereof shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce in effect on the date hereof, except as modified herein or by mutual agreement of the parties. The arbitration shall be held in Mexico City; provided that the arbitrators may hold hearings in such other locations as the arbitrators determine to be most convenient and efficient for all the parties under the circumstances. All arbitrators shall be Persons who speak and read both Spanish and English. All arbitration proceedings shall be conducted in English, but evidence may be produced in either Spanish or English.

               (b) The arbitration shall be conducted by three arbitrators. The party initiating arbitration (the "Claimant") shall appoint its arbitrator in its demand (the "Demand"). The other party (the "Respondent") shall appoint its arbitrator within 20 Business Days of receipt of the Demand and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such period of 20 Business Days, the arbitrator named in the Demand shall decide the controversy as a sole arbitrator. Otherwise, the two arbitrators appointed by the parties shall appoint a third arbitrator within 20 Business Days after the Respondent has notified the Claimant of the appointment of the Respondent's arbitrator. When the arbitrators appointed by the Claimant and the Respondent have appointed a third arbitrator and the third arbitrator has accepted the appointment, the two arbitrators shall promptly notify the parties of the appointment of the third arbitrator.

               (c) In addition to the authority conferred on the arbitration panel by the rules specified above, the arbitration panel shall have the authority to order such discovery and production of documents, including the deposition of party witnesses, and to make such orders for interim relief, including injunctive relief, as it may deem just and equitable. A request for interim measures by a party to a court shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

               (d) The foregoing agreement to arbitrate shall be specifically enforceable. Any award rendered by the arbitrators shall be in writing and shall be final and binding upon the parties, and may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the arbitration award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement. The costs of the arbitration and the enforcement of the award shall be an issue determined by the arbitration panel.

               (e) In order to facilitate the comprehensive resolution of related disputes, and upon request of any party to the arbitration proceeding, the arbitration tribunal may, within 90 days of its appointment, consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties hereto relating to this Agreement and to any other Transaction Document. The arbitrators shall not consolidate such arbitrations unless they determine that (i) there are issues of fact or law common to the two proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party hereto or to such other Transaction Document would be prejudiced as a result of such consolidation through undue delay, conflict of interest or otherwise. In the event of different rulings on this question by the arbitration tribunal constituted hereunder and the tribunal constituted under any other Transaction Document, the ruing of the panel under this Agreement shall control. In the case of a consolidated proceeding, the arbitrators in that proceeding shall be named in the manner set forth in clause (b) of this Section 8.3, except that in any such consolidated proceeding the Company and the Private Shareholders shall be deemed to constitute one party and shall jointly appoint a single arbitrator so long as neither the Company nor the Private Shareholders will be prejudiced as a result thereof and there is no conflict of interest between the Company and the Private Shareholders.

               8.4. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any other Transaction Document, or otherwise made in writing in connection with the transactions contemplated hereby and thereby (in each case as affected by the transactions contemplated by the Transaction Documents) shall survive until 24 months after the Closing, provided that the representations and warranties contained in
Section 3.4(b) and in the fifth and sixth sentences of Section 3.1 shall survive indefinitely and those contained in Section 3.10 shall survive until expiration of the applicable statue of limitations.

               8.5. Amendment, Assignment, etc. Neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated other than by an instrument in writing, signed by the party against which enforcement of such amendment, change, waiver, discharge or termination is sought. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement shall not be assignable or otherwise transferable by a party without the prior written consent of the other party and any attempt to so assign or transfer this Agreement without such consent shall be void and of no effect.

               8.6. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by telecopy or overnight courier service:

               (a)  if to the Company, at:

                     Megacable, S.A. de C.V.
                     Blvd. Rosales y Anatolio Ortega, Local #7
                     Colonia Scalley
                     Los Mochis, Sinaloa 81240 MEXICO
                     Telephone: 011-52-681-89262
                     Facsimile: 011-52-681-23290
                     Attn: Mr. Enrique Yamuni Robles


               (b)  if to the Investor, at:

                     C-TEC International, Inc.
                     105 Carnegie Center
                     Princeton, New Jersey 08540
                     Telephone: (609) 734-3700
                     Facsimile: (609) 951-8632
                     Attn: Mr. Mark Haverkate

               with a copy to:

                     C-TEC International, Inc.
                     105 Carnegie Center
                     Princeton, New Jersey 08540
                     Telephone: (609) 734-3700
                     Facsimile: (609) 734-3830
                     Attn: Raymond B. Ostroski, General Counsel

or at such other address or telecopy number as any party hereto may designate by written notice to the other parties hereto.

               8.7. Expenses. Except as otherwise specifically provided in this Agreement, each party hereto shall pay all its own costs and expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees and disbursements.

               8.8. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other competent jurisdiction.

               8.9. No Third Party Beneficiaries. Nothing in this Agreement will be construed as giving any Person, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof, except as specifically provided for herein.

               8.10. Translation. Should this Agreement be translated into any language other than English, the English version shall control and prevail on any question of interpretation or otherwise.

               8.11. Integration; Section Headings; Counterparts; etc. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement of the parties and supersedes any and all prior agreements, arrangements and understandings relating to the subject matters hereof and thereof. The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any Transaction Document shall create the relationship of partners, joint venturers, or principal and agent among the parties hereto or any of their respective Affiliates. None of the parties hereto shall have any authority to represent or to bind the other parties in any manner whatsoever.

               8.12. Further Assurances. Each of the Company and the Investors shall execute and deliver such additional documents and perform such acts as are reasonably requested by the other party in order fully to effect the intent of this Agreement.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.
                                       MEGACABLE, S.A. DE C.V.



                                       By:   /s/ JAVIER BOURS CASTELO
                                         _______________________________
                                         Name:  Javier Bours Castelo
                                         Title: Chairman of the Board of
                                                Directors



                                       By:   /s/ ENRIQUE YAMUNI ROBLES
                                         _______________________________
                                         Name:  Enrique Yamuni Robles
                                         Title: Chief Executive Officer


                                       C-TEC INTERNATIONAL, INC.



                                       By:   /s/ DAVID C. MCCOURT
                                         _______________________________
                                         Name:  David C. McCourt
                                         Title: Chairman and Chief
                                                Executive Officer



                                                                   Exhibit B



                             SHAREHOLDER AGREEMENT


                                     among


                          MEGACABLE, S.A.  DE C.V.,
                          C-TEC INTERNATIONAL, INC.,

                                  and certain

                             PRIVATE SHAREHOLDERS

                                 listed herein




                         Dated as of January __, 1995





                               TABLE OF CONTENTS

                                                                          Page


                                   ARTICLE I
                                  DEFINITIONS

   1.1.  Definitions.......................................................  2

                                  ARTICLE II
                               CORPORATE ACTIONS

   2.1.  Reserved Actions.................................................. 13

                                  ARTICLE III
                              BOARD OF DIRECTORS

   3.1.  Board of Directors................................................ 14
   3.2.  Decisions by the Board of Directors............................... 15

                                  ARTICLE IV
                        MANAGEMENT COMMITTEE; OFFICERS

   4.1.  Management Committee.............................................. 20
   4.2.  Duties of the Management Committee................................ 21

                                   ARTICLE V
                             TRANSFER RESTRICTIONS

   5.1.  Restrictions on Transfer.......................................... 22
   5.2.  Permitted Transferees............................................. 24
   5.3.  Right of First Offer.............................................. 28
   5.4.  Tag-Along Rights.................................................. 30
   5.5.  Designated Purchaser.............................................. 32

                                  ARTICLE VI
                       CERTAIN COVENANTS AND AGREEMENTS

   6.1.  Exclusivity....................................................... 33
   6.2.  Initial Public Offerings.......................................... 35
   6.3.  Restriction on Acquiring Shares................................... 40
   6.4.  Conflicting Agreements............................................ 42
   6.5.  Independent Auditors.............................................. 43

                                 ARTICLE VII
                          IRRECONCILABLE DIFFERENCES

   7.1.  General........................................................... 43
   7.2.  Impasse........................................................... 44
   7.3.  Resolution of Differences......................................... 45
   7.4.  Certain Related Matters........................................... 49

                                 ARTICLE VIII
                        REPRESENTATIONS AND WARRANTIES

   8.1.  Representations and Warranties of the Investor.................... 52
   8.2.  Representations and Warranties of Private Shareholders............ 53
   8.3.  Representations and Warranties of the Control Trustee............. 56
   8.4.  Representation and Warranties of the Company...................... 58

                                  ARTICLE IX
                                 MISCELLANEOUS

   9.1.  Governing Law..................................................... 59
   9.2.  Arbitration....................................................... 59
   9.3.  Injunctive Relief................................................. 62
   9.4.  Survival.......................................................... 63
   9.5.  Amendment, Assignment, etc........................................ 63
   9.6.  Notices........................................................... 63
   9.7.  Expense........................................................... 65
   9.8.  Severability...................................................... 65
   9.9.  No Third Party Beneficiaries...................................... 66
   9.10. Translation....................................................... 66
   9.11. Integration; Section Headings; Counterparts; etc.................. 66


                           SCHEDULES AND EXHIBITS

Schedule I      Private Shareholders and
                Stock Ownership of Private Shareholders


Exhibit A-I     Estatutos of the Company
Exhibit A-2     English Translation of the Estatutos of the Company


         SHAREHOLDER AGREEMENT, dated as of January __, 1995, among MEGACABLE, S.A. DE C.V. a sociedad anonima de capital variable organized under the laws of the United Mexican States (together with its successors and permitted assigns, the "Company"), C-TEC INTERNATIONAL, INC., a corporation organized under the laws of Delaware (together with its successors and permitted assigns, the "Investor"), and each of the other persons listed on Schedule I hereto (collectively, the "Private Shareholders").

                                   RECITALS

         A. The Investor has subscribed, pursuant to a Subscription Agreement, dated as of January 19, 1995 (as amended or modified from time to time, the "Subscription Agreement"), among the Company and the Investor, to the Initial Shares (as defined in the Subscription Agreement).

         B. Each of the Private Shareholders owns, beneficially and of record, the number of shares of capital stock of the Company set forth opposite the name of such Private Shareholder on Schedule I.

         C. The estatutos of the Company currently in effect have been duly adopted in the form attached as Exhibit A-1 (as amended from time to time, the "Estatutos"), an unofficial English translation of which is attached as Exhibit A-2.

         D. The Company, the Investor and the Private Shareholders desire to enter into this Agreement to set forth the parties' agreement as to certain matters relating to the Company, including transfers of shares of Capital Stock owned now or hereafter by the parties.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          1.1. Definitions. Capitalized terms used in this Agreement without definition shall have the respective meanings given them in the Subscription Agreement. In addition, the following terms, as used in this Agreement, have the following meanings (each such meaning to be equally applicable to both the singular and plural forms of the respective terms so defined):

               Additional Shares: any shares of Capital Stock, other than the Initial Shares, owned from time to time by the Investor and its Eligible Subsidiaries.

               Adjusted Subscription Price per Share: as defined in Section 6.2(f).

               Affiliate: with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and shall be deemed to exist upon ownership of 20% or more of any class of voting securities or equity interest in such Person, provided that for purposes of Section
         6.1 MFS Communications Company, Inc., a corporation organized under the laws of Delaware, shall not be an "Affiliate" of the Investor.

               Board of Directors: the Board of Directors of the Company.

               Cable Business: (i) any cable television system, subscription television system, multi-point distribution system, direct broadcast satellite system, private operational fixed microwave system, pay-per-view system or television receive-only sales or service system; (ii) the business of developing programming for distribution through any of the systems referred to in clause (i); (iii) any business or for-profit activity engaged in, or in process of development, by the Company as of the date of this Agreement; and
         (iv) any Related Business, but only to the extent it can be supplied using cable television transmission facilities.

               Chairman: the Chairman of the Board of Directors of the Company.

               Claimant: as defined in Section 9.2(b).

               CNV: the Comision Nacional de Valores (the Mexican National Securities Commission).

               Company: as defined in the first paragraph of this Agreement.

               Competing Business: with respect to any Person, any Related Business conducted by such Person to the extent that (i) the Company or any of its Affiliates is also engaged in such Related Business and
         (ii) such Person is engaged in such Related Business in an authorized service area in which the Company or its Affiliate also engages in such Related Business.

               Conflicting Agreement: any letter of intent, term sheet, commitment, loan agreement, credit agreement, shareholder agreement, indenture, mortgage, deed of trust, instrument, or agreement or contract of any type to which the Investor, C-TEC or any of their respective Affiliates is or shall become a party and pursuant to the terms of which any one or more actions by the Company or its Affiliates of a type requiring Investor consent under Section 2.1 or a Qualified Vote under Section 3.2 could, if so consented to or approved, result in a breach, default or violation thereof.

               Consolidated Funded Debt: as of any date of determination, the total of all Funded Debt of the Company and its consolidated subsidiaries outstanding on such date, determined in accordance with Mexican GAAP as of the date of determination.

               Control Transfer: with respect to any Person, any proposed Transfer of Capital Stock by such Person if, after giving effect to such Transfer, the aggregate number of shares of full voting Capital Stock owned, controlled or held with power to vote by the Control Trust, the Investor and the Investor's Eligible Subsidiaries would constitute 50% or less of the outstanding shares of full voting Capital Stock.

               Demand: as defined in Section 9.2(b).

               Director: any member of the Board of Directors.

               Eligible Subsidiary: with respect to any Person, a subsidiary in which such Person owns, directly, beneficially and of record, at least 80% of each class or series of such subsidiary's outstanding capital stock.

               Estatutos: as defined in Recital C.

               Excess Series B Float: as of any date of determination, a number of shares (rounded to the nearest whole number) equal to the sum, if positive, of (i) the number of Series B Shares Transferred pursuant to Sections 5.1(a)(3) or 5.1(a)(4) and notified to the Company pursuant to Section 5.1(b), plus (ii) the number of Series B Shares issued by the Company and sold to the public as part of any bona fide public offering (but not including any Series B Shares purchased by the Investor or any of its Affiliates pursuant to
         Section 6.2(e) or otherwise in connection with any such public offering), minus (iii) 20% of the number of Series B Shares outstanding as of such date, minus (iv) the number of Series B Shares purchased by the Investor or any of its Affiliates pursuant to Section 6.3 and notified to the Company pursuant to
         Section 6.3(b).

               Excess Other Float: as of any date of determination, a number of shares (rounded to the nearest whole number) equal to the sum, if positive, of (i) the number of Other Shares Transferred pursuant to
         Section 5.1(a)(3) or 5.1(a)(4) and notified to the Company pursuant to Section 5.1(b), plus (ii) the number of Other Shares issued by the Company and sold to the public as part of any bona fide public offering (but not including any Other Shares purchased by the Investor or any of its Affiliates pursuant to Section 6.2(e) or otherwise in connection with any such public offering), minus (iii) 20% of the number of Other Shares outstanding as of such date, minus
         (iv) the number of Other Shares purchased by the Investor or any of its Affiliates pursuant to Section 6.3 and notified to the Company pursuant to Section 6.3(b).

               Final Offer: as defined in Section 7.3(e).

               Funded Debt: with respect to any Person, all indebtedness for borrowed money of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date on which Funded Debt is to be determined.

               Impasse: the occurrence of any of the following events:

                      (1) at two successive meetings of the Board of Directors held after the 18-month anniversary of the Closing either or both of the following events shall occur: (A) the meeting shall lack a quorum, after having been duly called, after notices thereof have been given in accordance with the Estatutos and after actual notice thereof has been given to the Investor Nominees, which meeting would have had a quorum but for the absence of any Investor Nominee, and/or (B) the Board of Directors does not approve any matter on the agenda for such meeting that would have been approved but for the failure to obtain a required Qualified Vote;

                      (2)  at two successive meetings (ordinary or
               extraordinary) of the shareholders of the Company held after the 18-month anniversary of the Closing either or both of the following events shall occur: (A) the meeting shall lack a quorum, after having been duly called, after notices thereof have been given in accordance with the Estatutos and after actual notice thereof has been given to the Investor, which meeting would have had a quorum but for the absence of the Investor and/or (B) the holders of Restricted Shares do not approve any matter on the agenda for such meeting that would have been approved but for the failure to obtain the consent of the Investor under Section 2.1;

                      (3) at a meeting of the Board of Directors at which an action is to be considered, (i) the Investor Nominees state, with express reference to this definition, that taking such action, in the reasonable judgment of the Investor Nominees, will have an Adverse Effect, (ii) all Investor Nominees vote against such action, (iii) such action is nonetheless approved, and (iv) the Company is thereafter notified in writing by the Investor that the approval of such action, in the reasonable judgment of the Investor, will have an Adverse Effect and, therefore, the Investor is declaring an "Impasse";

                      (4) at a meeting (ordinary or extraordinary) of the shareholders of the Company at which an action is to be considered, (i) the Investor states, with express reference to this definition, that taking such action, in the reasonable judgment of the Investor, will have an Adverse Effect, (ii) all of the Investor Shares are voted against such action, (iii) such action is nonetheless approved, and (iv) the Company is thereafter notified in writing by the Investor that the approval of such action, in the reasonable judgment of the Investor, will have an Adverse Effect and, therefore, the investor is declaring all "Impasse"; or

                      (5) at any time after the 54-month anniversary of the
               Closing, the Investor or the Private Shareholder Representative shall deliver a written notice to the other party stating that the Person delivering such written notice thereby declares the existence of an "Impasse".

               Initial Consultation Period: as defined in Section 7.2.

               Initial Offer: as defined in Section 7.3(a).

               Investor: defined in the first paragraph of this Agreement.

               Investor Final Price: as defined in Section 7.3(c).

               Investor Nominee: a member of the Board of Directors designated by the Investor in the manner contemplated by clause (2) or (3) of
         Section 3.1(a) or by Section 3.1(b).

               Investor Shares: as of any date, the Initial Shares and Additional Shares owned by the Investor and its Eligible Subsidiaries as of such date, provided that any shares of Capital Stock acquired by the Investor or its Eligible Subsidiaries in violation of Section
         6.3 or held by any Eligible Subsidiary with respect to which there has been a breach of Section 5.2(d) shall not constitute Investor Shares.

               Management Committee: as defined in Section 4.1(a).

               Notice of Continuing Impasse: as defined in Section 7.2.

               Offer: as defined in Section 5.3(a).

               Offered Price: as defined in Section 5.3(a).

               Offered Shares: as defined in Section 5.3(a).

               Offered Shareholders: as defined in Section 5.3(a).

               Offering Shareholder: as defined in Section 5.3(a).

               Other Shares: shares of Capital Stock other than Series B
         Shares.

               Permanent 51/49 Structure: as defined in Section 6.2(c).

               Permitted Transferee: a transferee pursuant to Section 5.2(a).

               Private Shareholders: as defined in the first paragraph of this Agreement.

               Private Shareholders Final Price: as defined in Section 7.3(c).

               Private Shareholder Representative: any Person appointed from time to time by the technical committee constituted under the Control Trust Agreement, for the purpose of representing the Control Trustee and the other Private Shareholders in any action or proceeding under
         Article VII.

               Proposed Pricing Date: as defined in Section 6.2(d).

               Qualified Vote: a vote by a majority of the Directors in attendance at a duly convened meeting of the Board of Directors, provided such vote includes the approval of at least one Investor Nominee.

               Related Business: (i) any Cable Business and (ii) any other cable television, mass media, broadcasting, advertising, publishing, telephony or other telecommunications business.

               Respondent: as defined in Section 9.2(b).

               Response: as defined in Section 7.3(b).

               Restricted Shares: shares of Capital Stock that are (1) owned by any party to this Agreement from time to time and (2) held subject to the restrictions on transferability set forth in Article V.

               Shareholder: any party to this Agreement, or Person bound by the terms thereof.

               Subscription Agreement: as defined in Recital A.

               Transfer: with respect to any property, any sale, transfer, assignment, pledge, mortgage, hypothecation or other disposition or encumbrance of, or the granting of any option or other right to acquire, such property or any interest therein, in each case whether effected directly or indirectly.

                                  ARTICLE II

                               CORPORATE ACTIONS

               2.1. Reserved Actions. The Private Shareholders and the Investor, in their capacity as shareholders, directors or officers of the Company and as members of the technical committee of the Control Trust, as the case may be, agree to take all actions necessary to ensure that, until such date as the Investor Shares comprise less than the Required Percentage of the outstanding Capital Stock, none of the actions listed in this Section 2.1 is taken without the Investor's approval. Until such date as the Investor Shares comprise less than the Required Percentage of the outstanding Capital Stock, the Company shall not take (and shall not permit any of its Subsidiaries to take) any such action except with the Investor's approval. The actions requiring Investor approval are as follows:

                      (1) any change in Articles 18, 25, 26, 29 or 30 of the
               Estatutos or any change therein adverse to the Investor (other than changes pursuant to clause (i) or (ii)(x) of Section 6.2(c));

                      (2) any change in the business purpose of the Company;

                      (3) any liquidation, merger, dissolution, split-up or
               similar transaction involving the Company;

                      (4) cancellation of the registration or listing of any
               series of the Capital Stock, or any series of depositary receipts or other securities Valores representing interests in the Capital Stock, with the Seccion de Valores or Seccion Especial of the Registro Nacional de Valores e Intermediarios or any other international or foreign stock exchange on which they may be registered or listed (other than registration systems or other markets which are not organized as stock exchanges);

                      (5) any change in the Company's independent auditors; or

                      (6) any removal or replacement of an Investor Nominee
               appointed to the Management Committee pursuant to Section
               4.1(b).

                                  ARTICLE III

                              BOARD OF DIRECTORS

               3.1.   Board of Directors.  (a)  Pursuant to the Estatutos:

               (1) The number of members of the Board of Directors shall be fixed at fifteen (each of whom may have an alternate).

               (2) Each shareholder owning, in the aggregate, a number of Series B Shares that represent ten percent or more of the outstanding Capital Stock will be entitled to nominate one Director for each ten percent so owned.

               (3) Each shareholder owning, in the aggregate, a number of Other Shares that represent ten percent or more of the outstanding Capital Stock will be entitled to nominate one Director for each ten percent so owned.

               (b) Pursuant to the terms of the Control Trust Agreement, (i) for so long as the Private Shareholders, either directly or through the Control Trust, are able to cause the election of at least eight Directors (exclusive of the number of Directors nominated by the Investor and elected pursuant to this Section 3.1(b)) and (ii) until such date as the Investor Shares comprise less than the Required Percentage of the outstanding Capital Stock, the Control Trust will vote the shares of Capital Stock held by it to elect one or more Directors nominated by the Investor so that the number of Directors so elected, together with the number of Directors that the Investor is entitled to nominate pursuant to Section 3.1(a), is equal to six.

               3.2. Decisions by the Board of Directors. (a) The Board of Directors shall meet at least once in each fiscal quarter of the Company and otherwise when duly convened in accordance with the Estatutos. Prior to each meeting of the Board of Directors, the Chairman or the Secretary shall prepare and furnish to each other Director an agenda for such meeting. The agenda for each Board of Directors meeting shall include any item which any Investor Nominee has delivered in writing to the Secretary of the Board of Directors at least 5 days prior to the date scheduled for such meeting. Except as provided in Section 3.2(b) or as required by Mexican law, all actions by the Board of Directors shall be taken by vote of at least a majority of the Directors in attendance at a duly convened meeting thereof. The Chairman shall have the power to break ties in the event of a deadlock among the Directors, provided that no action requiring a Qualified Vote under this Agreement shall be approved without such a Qualified Vote.

               (b) The Private Shareholders and the Investor, in their capacity as shareholders, directors or officers of the Company and as members of the technical committee of the Control Trust, as the case may be, agree to take all actions necessary to ensure that, until such date as the Investor Shares comprise less than the Required Percentage of the outstanding Capital Stock, none of the actions listed in this Section 3.2(b) is taken or approved by the Board of Directors, except pursuant to a Qualified Vote. Until such date as the Investor Shares comprise less than the Required Percentage of the outstanding Capital Stock, the Company shall not take (and shall not permit any of its Subsidiaries to take) any such action except pursuant to a Qualified Vote. The actions requiring a Qualified Vote are as follows:

               (1) the introduction of any line of business that is not a Related Business;

               (2) the termination of any existing line of business which represented more than 10% of the consolidated annual revenues of the Company, as reported in the audited consolidated financial statements for the Company and its Subsidiaries, prepared in accordance with Mexican GAAP, for the most recent fiscal year of the Company for which such audited consolidated financial statements are available;

               (3) any acquisition of assets to be used in a line of business other than a Related Business;

               (4) any acquisition or disposition of assets or any series of related acquisitions or dispositions of assets (other than assets acquired in connection with capital expenditures within the scope of
         Section 3.2(b)(8)) during any fiscal year comprising more than 15% of the consolidated year-end assets of the Company, as reported in the audited consolidated financial statements for the Company and its Subsidiaries, prepared in accordance with Mexican GAAP, for the most recent fiscal year of the Company for which such audited consolidated financial statements are available;

               (5) entering into or material modification of any supply, purchase, service or other material contract with any Private Shareholder or any Affiliate or relative of a Private Shareholder (other than contracts constituting part or all of the compensation package for the Company's executive officers);

               (6) the initiation of bankruptcy, liquidation or similar proceedings for the Company or any of its Subsidiaries;

               (7) the incurrence of additional Funded Debt (other than refinancings, extensions or rollovers of existing debt) in an aggregate amount in excess of US$5 million during any fiscal year, if after giving effect to the incurrence of such additional Funded Debt, the Company's Consolidated Funded Debt (including such additional Funded Debt) would exceed 25% of the sum of (i) such additional Funded Debt, plus (ii) the Consolidated Funded Debt plus shareholders' equity of the Company and its consolidated Subsidiaries, as reported in the audited consolidated financial statements for the Company and its Subsidiaries, prepared in accordance with Mexican GAAP, for the most recent fiscal year of the Company for which such audited consolidated financial statements are available;

               (8) any capital expenditure in a fiscal year if, after giving effect to such capital expenditure, the Company's aggregate capital expenditures during such fiscal year would exceed 120% of its aggregate capital expenditures during the immediately preceding fiscal year;

               (9) make any loan or obligate the Company as guarantor or surety of any indebtedness or other obligation of any third party, except for (i) loans to and guarantees of obligations of majority-owned Subsidiaries of the Company, and (ii) guarantees of a portion of any indebtedness or obligation of minority- owned Subsidiaries of the Company, provided that guarantees with respect to minority-owned Subsidiaries are limited to the extent of the Company's percentage ownership interest in such minority-owned Subsidiaries;

               (10) lease, mortgage, pledge, grant a security interest in or otherwise encumber all or any material portion of the property or assets of the Company or any Subsidiary (except in connection with debt approved or not required to be approved pursuant to this Section 3.2(b));

               (11) give notice pursuant to Section 6.1(c) that the Company has determined not to pursue any business opportunity of which the Company is notified by any Private Shareholder pursuant to Section 6.1.

               (c) Notwithstanding anything to the contrary in this Agreement, a Qualified Vote or Investor approval pursuant to Section 2.1 shall not be required (i) to approve the pursuit of a business opportunity of which the Company is notified by the Investor or any Affiliate of the Investor pursuant to Section 6.1, (ii) to approve the pursuit of a business opportunity of which the Company is notified by C-TEC or any of its Affiliates pursuant to the Support Agreement, or (iii) to enter into any contract or arrangement with or for the benefit of any Private Shareholder in connection with the financing of any obligation of any Private Shareholder under Article VII.

               (d) So long as the Control Trust shall own at least 26.01% of the outstanding shares of Capital Stock, the Control Trust shall have the right to designate the Chairman, and to replace such Chairman at any time by notice to the Board of Directors and the other Shareholders.

                                  ARTICLE IV

                        MANAGEMENT COMMITTEE; OFFICERS

               4.1. Management Committee. (a) The Company shall have a management committee (the "Management Committee") consisting of six voting members selected from the Board of Directors and appointed by the general ordinary shareholders' meeting of the Company as provided in the Estatutos. The Chief Executive Officer of the Company shall be a non-voting member of the Management Committee. The Management Committee shall convene not less than once per calendar month, unless otherwise agreed by its members.

               (b) The Private Shareholders and the Investor, in their capacity as shareholders, directors or officers of the Company and as members of the technical committee of the Control Trust, as the case may be, agree to take all actions necessary to ensure that, for so long as the Investor Shares comprise not less than the Required Percentage of the outstanding Capital Stock, two Investor Nominees are appointed to the Management Committee.

               4.2. Duties of the Management Committee. (a) The Management Committee shall have the responsibility of:

               (1) advising the senior management of the Company or the Board of Directors, as the case may be, on key strategic decisions and policies with respect to marketing, programming, technology and finance;

               (2) approving the Chief Executive Officer's selection of those members of the Company's senior management who report directly to the Chief Executive Officer;

               (3) approving and overseeing the implementation of the annual business plan, annual budget and significant capital expenditures;

               (4) advising the Board of Directors with respect to the business and financial prospects of the Company; and

               (5) devising and implementing appropriate accounting procedures, internal controls and procedures designed to bring to the attention of the Management Committee material events relating to the business of the Company and its Subsidiaries.

               (b) All decisions of the Management Committee with respect to the matters set forth in Section 4.2(a) shall be by unanimous vote of the members in attendance among which shall be at least one Investor Nominee. Any such matter as to which the Management Committee is unable to achieve a unanimous vote shall be referred to the Board of Directors. The Management Committee may take actions within its authority through written consent signed by each member of the Management Committee.

                                   ARTICLE V

                             TRANSFER RESTRICTIONS

               5.1. Restrictions on Transfer. (a) No Shareholder may Transfer any shares of Capital Stock or any interest therein to any Person except:

               (1) in the case of any Shareholder (other than a Shareholder making a Transfer subject to Section 5.1(a)(5)), at any time following the second anniversary of the Closing Date, upon compliance with Section 5.3;

               (2) to a Permitted Transferee of a Shareholder upon compliance with Section 5.2;

               (3) in the case of any Private Shareholder (other than the Control Trust), in a secondary transaction as part of a bona fide public offering, including the offering contemplated by Section 6.2;

               (4) in the case of any Shareholder (other than the Control Trust), pursuant to a bona fide open-market sale on the Bolsa Mexicana de Valores, S.A. de C.V. or any other stock exchange or automated quotation system on or through which the shares in question are listed or quoted;

               (5) in the case of any Control Transfer by the Control Trust, the Investor or any Eligible Subsidiary of the Investor, upon compliance with Sections 5.3 and 5.4, provided that the Control Trust may not Transfer any shares of Capital Stock to any Person at any time prior to the fifth anniversary of the execution of the Control Trust Agreement, except (x) pursuant to Section 5.2(a)(2) and (y) Transfers of beneficial interests in the Control Trust among its beneficiaries in accordance with the Control Trust Agreement.

               (b) Upon consummation of any Transfer pursuant to Section 5.l(a)(3) or 5.1(a)(4), the transferring Shareholder shall promptly notify the Company as to the circumstances thereof, including the date of sale and the number and series of shares of Capital Stock so sold.

               (c) To the full extent of its powers under applicable law, the Company will refuse to recognize any transfers of Capital Stock in violation of the terms and conditions of this Agreement.

               5.2. Permitted Transferees. (a) Subject to compliance with the requirements of Section 5.2(c):

               (1) a Private Shareholder (other than the Control Trust in the case of clauses (i) through (iii) of this Section 5.2(a)(1)) may Transfer any shares of Capital Stock to (i) his or her spouse, sibling, uncle, aunt, nephew, niece, parent, adopted or natural child or any other lineal descendant or immediate family member, (ii) a trust the sole beneficiaries of which are one or more Private Shareholders or any other Person referred to in the immediately preceding clause (i), (iii) in the case of his death, by will or by the laws of intestate succession to executors, administrators, testamentary trustees, legatees or beneficiaries, or (iv) another Private Shareholder;

               (2) the Control Trustee may Transfer shares of Capital Stock pursuant to a transfer of legal title to such shares resulting from the resignation, removal or change of the Control Trustee, whether voluntarily or involuntarily;

               (3) shares of Capital Stock may be distributed from any estate or trust (including the Control Trust, subject to the proviso in Section 5.1(a)(5)) to the beneficiaries thereof; and

               (4) any Shareholder (other than the Control Trust) may Transfer shares of Capital Stock to any Eligible Subsidiary of such Shareholder, provided that such Eligible Subsidiary, in the case of shares being Transferred by a Shareholder that acquired such shares pursuant to this Section 5.2(a)(4), is also an Eligible Subsidiary of C-TEC International, Inc. or any Person named in Schedule I.

               (b) The Investor or any Private Shareholder may pledge any or all shares of Capital Stock now or hereafter owned by it or grant a security interest therein to secure indebtedness of such Shareholder owing to a bank, financial institution or institutional investor, provided that any transferee pursuant to this Section 5.2(b) shall (except with the prior written consent of the Company and, until such date as the Investor Shares comprise less than the Required Percentage of the outstanding Capital Stock, the Investor) acquire only a security interest in the shares entitling such transferee to the proceeds from any sale of the shares pursuant to the terms of this Agreement and not title to the shares or any other rights incident thereto.

               (c) Notwithstanding the foregoing, any Transfer of shares of Capital Stock made pursuant to Section 5.2(a) to a Permitted Transferee or to a designated purchaser pursuant to Section 5.5 shall be permitted under the terms of this Agreement only if (i) such Permitted Transferee or designated purchaser shall agree in writing to be bound by the terms of this Agreement to which the transferring Shareholder is subject, (ii) each party to this Agreement is given reasonable notice of such Transfer and a copy of the transferee's written agreement required by clause (i) above, and (iii) in the case of a Transfer pursuant to Section 5.2(a)(4), each party to this Agreement receives copies of any related instruments evidencing the transferee's status as an Eligible Subsidiary of the transferring party. Each party hereto shall be, and shall remain, obligated for the performance by any of such party's transferees pursuant to this Section 5.2 of its obligations hereunder. With respect to all shares of Capital Stock owned or held by any Eligible Subsidiary, the Eligible Subsidiary shall be subject to the same obligations, conditions and disabilities to which the transferor alone would have been subject if the Transfer had not taken place, and the Eligible Subsidiary shall vote all shares of Capital Stock owned or held by it in the same manner that the transferor shall vote the shares of Capital Stock owned or held by it.

               (d) In the event that a Shareholder shall transfer any shares of Capital Stock to an Eligible Subsidiary pursuant to Section 5.2(a)(4), such Shareholder will not (i) Transfer any shares of the Eligible Subsidiary's capital stock, or (ii) permit such Eligible Subsidiary to issue to any Person any shares of the Eligible Subsidiary's capital stock, or securities or other instruments convertible into, or exchangeable or exercisable for, shares of such capital stock, or rights to purchase such capital stock or any other rights, voting or otherwise, applicable thereto, if, immediately after giving effect to such Transfer or issuance (and assuming the immediate conversion, exchange or exercise of any securities or instruments so issued), the Eligible Subsidiary in question would cease to be an Eligible Subsidiary with respect to such Shareholder.

               (e) Upon execution and delivery of a writing meeting the requirements of the first sentence of Section 5.2(c), the transferee shall be deemed to be and shall have the rights of (i) a "Private Shareholder" if the transferring party was a Private Shareholder, (ii) the "Control Trustee" in the case of a Transfer pursuant to Section 5.2(a)(2) and (iii) the "Investor" if the transferring party was the Investor.

               (f) Notwithstanding anything to the contrary in this Article V or in any other provision of this Agreement, no Shareholder may Transfer any shares of Capital Stock to a Person if such Person or any of its Affiliates is engaged in Mexico, directly or indirectly, in a Competing Business, other than Transfers by Shareholders to their respective Permitted Transferees.

               5.3. Right of First Offer. (a) In the event that any Shareholder (the "Offering Shareholder") desires to Transfer any of its shares of Capital Stock (the "Offered Shares") pursuant to clauses (1) or (5) of
Section 5.1(a), such Offering Shareholder shall first offer (the "Offer") the Offered Shares to the other Shareholders (the "Offered Shareholders"), on a pro rata basis in proportion to the shareholding interest of each Offered Shareholder in the Company, at a price per share specified by such Offering Shareholder (the "Offered Price").

               (b) Each Offered Shareholder shall have 20 Business Days from the date the Offer is given in which to notify the Offering Shareholder whether it elects to purchase any of the Offered Shares set forth in such Offer. In the event some but not all of the Offered Shareholders accept the Offer, the Offering Shareholder shall retransmit the Offer with respect to such remaining Offered Shares to those Offered Shareholders electing to accept the Offer. Within 10 Business Days from the date such second offer is made, each such Offered Shareholder will notify the other Offered Shareholders whether it elects to purchase some or all of the remaining Offered Shares, it being understood that if such Offered Shareholders together indicate an intention to purchase such number of shares greater than the remaining Offered Shares, such remaining Offered Shares shall be allocated pro rata among such of the Offered Shareholders as accepted such second offer, in proportion to their shareholding interests in the Company.

               (c) After the completion of the foregoing procedures, (i) if some or all of the Offered Shareholders agree to take up the Offer with respect to all of the Offered Shares, such Offered Shareholders shall consummate the purchase of such Offered Shares within 20 Business Days of such agreement, by payment of cash in the amount of the Offered Price for such shares against delivery by the Offering Shareholder of all documents necessary to Transfer such Offered Shares, free and clear of all Liens, and (ii) if the Offered Shareholders shall not have agreed to purchase all of the Offered Shares, then the Offering Shareholder may, subject to the other provisions of this Agreement, sell such Offered Shares to any other Person for cash at a price equal to or greater than the Offered Price; provided that if such Transfer (other than a Control Transfer) is not consummated within 60 days following the completion of the procedures set forth in Section 5.3(b), then the Offering Shareholder shall not be permitted to sell or Transfer any Offered Shares pursuant to clause (ii) of this Section 5.3(c) without again complying with the requirements of Section 5.3(a) and Section 5.3(b).

               (d) Upon consummation of any sale by the Offering Shareholder pursuant to Section 5.3(c), the Offering Shareholder shall promptly notify the Offered Shareholders as to the circumstances thereof, including the date of the sale, the price and the number of Offered Shares sold and the identity of the purchaser.

               5.4.   Tag-Along Rights.

               (a) In the event that the Control Trust desires to make a Control Transfer to a third party, it shall first deliver written notice of the proposed Control Transfer to the Investor setting forth the terms and conditions of such Control Transfer. The Investor shall have the right to participate on a pro rata basis (based on the number of shares of voting Capital Stock then owned by the Investor and its Eligible Subsidiaries compared with the number of shares of voting Capital Stock owned by the Control Trust) in the Control Transfer to the third party at the same price and on the same terms as those offered by the third party. The Investor may exercise these tag-along rights by delivering written notice to the Control Trust of its intention to do so no later than 10 Business Days after the date of receipt of the notice from the Control Trust referred to in this Section 5.4(a).

               (b) After completion of the procedures set forth in Section 5.4(a), if the Investor shall not have exercised its tag-along rights, then the Control Trust shall be free to effect the proposed Control Transfer to the third party specified in the notice from the Control Trust referred to in
Section 5.4(a) on terms no more favorable to the Control Trust than those contained in such notice; provided that if such Control Transfer is not consummated within 120 days following the completion of the procedures set forth in Section 5.4(a), then the Control Trust shall not be permitted to effect the proposed Control Transfer without again complying with the requirements of Section 5.4(a).

               (c) In the event that the Investor or any of its Eligible Subsidiaries desires to make a Control Transfer to a third party, the Investor shall first deliver written notice of the proposed Control Transfer to the Control Trust setting forth the terms and conditions of such Control Transfer.

                  The Control Trust and the Private Shareholders shall have the right to participate on a pro rata basis (based on the number of shares of voting Capital Stock then owned by the Investor and its Eligible Subsidiaries compared with the number of shares of voting Capital Stock owned by the Control Trust and the Private Shareholders) in the Control Transfer to the third party at the same price and on the same terms as those offered by the third party. The Control Trust may exercise these tag-along rights by delivering written notice to the Investor of its Intention to do so no later than 10 Business Days after the date of receipt of the notice from the Investor referred to in the immediately preceding sentence.

               (d) After completion of the procedures set forth in Section 5.4(c), if the Control Trust shall not have exercised its tag-along rights, then the Investor and its Eligible Subsidiaries shall be free to effect the proposed Control Transfer to the third party specified in the notice from the Control Trust referred to in Section 5.4(c) on terms no more favorable to the Investor and its Eligible Subsidiaries than those contained in such notice; provided that if such Control Transfer is not consummated within 120 days following the completion of the procedures set forth in Section 5.4(a), then the Investor and its Eligible Subsidiaries shall not be permitted to effect the proposed Control Transfer without again complying with the requirements of
Section 5.4(c).

               (e) The procedures set forth in this Section 5.4 shall cease to have effect on such date as the Investor Shares comprise less than the Required Percentage of the outstanding Capital Stock.

               5.5. Designated Purchaser. If the Investor or any Private Shareholder has a right to purchase any shares of Capital Stock pursuant to the terms of this Agreement and it is not legally permitted to exercise its right to purchase hereunder as a result of any applicable foreign investment laws or provisions in the Estatutos, the parties shall use their best efforts to obtain all consents required to permit such investment as quickly as possible and in any event within 60 days. If all required consents have not been obtained within such 60 days, the Investor or such Private Shareholder, as the case may be, may, at its election, designate a third party purchaser who may purchase the shares of Capital Stock in compliance with all applicable laws and/or the Estatutos, as the case may be, without any need for governmental consents and shall cause such third party purchaser to purchase and pay for such Capital Stock within 30 days of the end of such 60 day period. Notwithstanding the foregoing, the procedures set forth in this
Section 5.5 shall not be applicable to any sale of shares of Capital Stock pursuant to Article VII.

                                  ARTICLE VI

                       CERTAIN COVENANTS AND AGREEMENTS

     6.1. Exclusivity. (a) The Investor hereby covenants and agrees that it shall not, and shall cause its Affiliates not to, compete in any manner with the Company or any of its Subsidiaries, by directly or indirectly owning, managing, operating, controlling or being a consultant to, engaging, participating or having any interest in, or being connected in any manner with, the ownership, management, operation or control of any Cable Business in Mexico, except directly or indirectly through the Company (i) at any time while the Investor or any of its Affiliates owns, or has any interest in, any Capital Stock; and (ii) for a period of two years following the date on which the Investor and its Affiliates cease to own, or have any Interest in, any Capital Stock.

     (b) Each Private Shareholder shall not, and shall cause its Affiliates not to, compete in any manner with the Company or any of its Subsidiaries, by directly or indirectly owning, managing, operating, controlling or being a consultant to, engaging, participating or having any interest in, or being connected in any manner with, the ownership, management, operation or control of any Cable Business in Mexico, except directly or indirectly through the Company (i) at any time such Private Shareholder or any of its Affiliates owns, or has any interest in, any Capital Stock; and (ii) for a period of two years following the date on which such Private Shareholder and any of its Affiliates ceases to own, or have any interest in, any Capital Stock.

     (c)  Notwithstanding anything to the contrary in this Section
6.1, no party to this Agreement shall be prohibited from engaging, participating or having an interest in, or being connected with, any business opportunity if such party shall have made such business opportunity available to the Company by written notice describing the business opportunity in reasonable detail and either (i) in the case of a business opportunity made available to the Company by the Investor or any of its Affiliates, the7 Company shall not have notified such party in writing within 30 days of receipt of such notice that it wishes to pursue such business opportunity or the Company, after providing such notice, shall fail diligently to pursue such opportunity, or (ii) in the case of a business opportunity made available to the Company by a Private Shareholder or any of its Affiliates, the Company shall have notified such party in writing within 30 days of receipt of such notice that it does not wish to pursue such business opportunity.

     6.2. Initial Public Offerings. (a) Subject to the existence of favorable market conditions, the Company shall use reasonable efforts to cause, within 36 months of the Closing Date, all of the Series B Shares and Other Shares authorized in the Estatutos to be listed on the Bolsa Mexicana de Valores, S.A. de C.V., the Series B Shares and Other Shares to be eligible for Subseccion "A" of the Seccion de Valores of the Registro Nacional de Valores e Intermediarios, and the Series B Shares and Other Shares to be considered as placed among the "great investing public" in accordance with
Article 77 and Article 151 of the Mexican Income Tax Law pursuant to a bona fide public offering.

     (b) In connection with the initial listing of Series B Shares and Other Shares pursuant to Section 6.2(a), the Private Shareholders and the Company shall sell or issue, as the case may be, a sufficient number of Series B Shares and Other Shares to meet the requirements of the CNV for an initial public offering by a Mexican company. Such sales or issuance shall be exempt from the procedures specified in Article V.

     (c)  In effecting the public offering contemplated by this
Section 6.2, the Private Shareholders and the Investor agree that: (i) if the CNV permits the Company to effect such public offering in such a manner that the Series B Shares may be limited in the Estatutos to 51% of the Capital Stock without requiring any additional measure or mechanism (such a conversion or exchange feature) to increase the percentage of voting shares in the Company's capital structure to a level greater than 51% of Capital Stock (a "Permanent 51/49 Structure"), then, prior to such public offering, the Private Shareholders and the Investor shall convene a shareholders' meeting at which they will vote their respective shares of Capital Stock to amend the Estatutos as necessary in order to effect a reclassification of the Series D-1 Shares and Series D-2 Shares into a single series of limited-voting or non-voting stock representing 49% of Capital Stock and having other rights and preferences to participate, on a per share basis, in the Company's earnings and profits equivalent to the Series B Shares; and (ii) if the CNV does not permit the Company to effect the public offering contemplated by this Section
6.2 with a Permanent 51/49 Structure, then, prior to such public offering, at the option of the Control Trust, either (x) the Private Shareholders and the Investor shall convene a shareholders' meeting at which they will vote their respective shares of Capital Stock to amend the Estatutos as necessary in order to effect a reclassification of the Series D-2 Shares into Series B Shares and a reclassification of the Series D-1 Shares into a single series of limited-voting or non-voting stock representing 25% of Capital Stock and having other rights and preferences to participate, on a per share basis, in the Company's earnings and profits equivalent to the Series B Shares; or (y) the Private Shareholders and the Investor shall negotiate in good faith an amendment to the Estatutos proposed by the Control Trust pursuant to which, if permitted by the CNV, (1) Series B Shares may comprise at least 51% of Capital Stock and the remaining percentage of Capital Stock will be represented by a single series of limited-voting or non-voting stock having other rights and preferences to participate, on a per share basis, in the Company's earnings and profits equivalent to the Series B Shares and (2) such limited-voting or non-voting stock will include a measure or mechanism (such a conversion or exchange feature) pursuant to which the percentage of voting shares in the Company's capital structure might be increased to a level greater than 51% of Capital Stock at a future date, provided that notwithstanding such obligation to negotiate in good faith, no Shareholder shall be required to approve any amendment to the Estatutos that would (i) operate to deprive such Shareholder of its contractual rights under Articles II, III or IV or this Agreement (it being understood that the expiration or elimination of the Transitory Clauses (Disposiciones Transitories) of the Estatutos shall be deemed not to deprive any Shareholder of such rights) or (ii) require such Shareholder to convert or exchange any of its then current holdings of Capital Stock for or into new Capital Stock that ranks junior in right of liquidation or dividend preference to such current Capital Stock (other than with respect to the dividend preference set forth in Article Seventh of the Estatutos).

     (d) The Company shall give the Investor advance written notice of the first date on which the Company in good faith proposes to price its initial public offering (the "Proposed Pricing Date"). Such notice shall be delivered to the Investor at least five Business Days in advance of the Proposed Pricing Date specified therein. Thereafter, until the 6-month anniversary of the Proposed Pricing Date, the Company shall not effect its initial public offering at a price per share to the public that is more than 10% below the Adjusted Subscription Price Per Share unless the Company obtains the prior written consent of the Investor. In the event that the pricing of the Company's initial public offering does not take place on the Proposed Pricing Date specified in the notice delivered pursuant to the first sentence of this Section 6.2(d), the Company shall not be required to deliver any further such notice in connection with a subsequent pricing or proposed pricing of its initial public offering.

     (e)    Notwithstanding anything to the contrary in Section
6.2(d), the Company shall not, at any time, effect its initial public offering at a price per share to the public below the Adjusted Subscription Price Per Share unless the Company shall have afforded the Investor an opportunity to purchase additional shares of Capital Stock in such initial public offering to the extent necessary so that the Investor's percentage interest in the Company's outstanding Capital Stock is not diluted as a result of the initial public offering. In connection with any such offering and in order to minimize any adverse effect on the planning, timing, management or execution of the offering, the Company may establish a reasonable deadline prior to the closing of the offering on or before which the Investor must elect in writing whether and to what extent it will exercise its rights under this Section 6.2(e).

     (f)    For purposes of this Section 6.2, the "Adjusted
Subscription Price Per Share" shall mean, as of any date of determination, an amount equal to the sum of (1) the Final Subscription Price, plus (2) the amount (if any) previously paid by the Investor to the Company pursuant to
Section 2.6(b) of the Subscription Agreement, such sum to be adjusted (in accordance with accepted financial practice) to the extent appropriate in order to compensate for the dilutive effects of any stock splits, stock dividends or other transactions in respect of which anti-dilution adjustments are customarily made in publicly issued warrants, but only to the extent such transactions are effected by the Company after the Closing and prior to the pricing of the Company's initial public offering.

     6.3. Restriction on Acquiring Shares. (a) The Investor agrees that it will not, directly or indirectly through Affiliates, nominees or otherwise, acquire record or beneficial ownership of any Series B Shares or Other Shares pursuant to open-market purchases, except as provided in this
Section 6.3, it being understood that for purposes of this Section 6.3 C-TEC and its Affiliates shall be deemed Affiliates of the Investor.

     (b) Not less than ten Business Days before the Investor or any of its Affiliates proposes to acquire record or beneficial ownership of any Series B Shares or Other Snares pursuant to this Section 6.3, the Investor shall give written notice to the Company stating the number and series of shares proposed to be so purchased and the date on which such purchase is to take place. Within five Business Days of receipt of any such notice, the Company shall calculate and notify the Investor of the Excess Series B Float and Excess Other Float as of the date of the Investor's notice. Thereafter, within 20 Business Days of the Investor's notice, the Investor (or its Affiliates) may purchase on the open-market Series B Shares and Other Shares in an amount not to exceed such Excess Series B Float or Excess Other Float, as the case may be. Upon consummation of any such purchase, the Investor shall promptly notify the Company as to the circumstances thereof, including the date of purchase and the number and series of shares of Capital Stock so purchased.

     (c) The Company shall keep a register in which it shall record the Excess Series B Float and Excess Other Float from time to time. Upon receipt of any notice of Transfer pursuant to Section 5.1(b) or any notice of purchase pursuant to Section 6.3(b), the Company shall recalculate the Excess Series B Float and Excess Other Float as of the date of such notice. The Company shall inform any Shareholder, upon request, of the current Excess Series B Float and Excess Other Float.

     6.4.   Conflicting Agreements.      (a)  Neither the Investor
nor any of its Affiliates shall enter into a Conflicting Agreement unless the Company and C-TEC shall have been given at least 20 Business Days' advance written notice of the proposed Conflicting Agreement. Such notice shall include a draft of the proposed Conflicting Agreement or, if no such draft is then available, a summary of proposed terms.

     (b) Within five Business Days of receipt of a notice pursuant to Section 6.4(a), the Investor and the Company shall meet to discuss the proposed Connecting Agreement. At such meeting, the party proposing to enter into the Conflicting Agreement shall deliver an explanation, complete in all material respects, of the manner in which the proposed Conflicting Agreement could, following its execution, affect the ability of such party, directly or through its Affiliates, to (i) give, or consent to the giving of, consent to any matter requiring the Investor's approval under Section 2.1, or
(ii) approve, or consent to the giving of approval of, any matter requiring a Qualified Vote under Section 3.2.

     (c) If following such discussion, the Company shall object to the proposed Conflicting Agreement, the Investor shall seek, or cause the party proposing to enter into such Conflicting Agreement to seek, to negotiate appropriate modifications thereto in good faith, with a view to curing the objections raised by the Company. Such party shall keep the Company and the Investor reasonably informed of the progress of such negotiations and, not less than five Business Days prior to the date on which the proposed Conflicting Agreement is to be entered into, shall meet with the Investor and the Company to review the results of such negotiations. After the fifth Business Day after such meeting, the party in question shall be free to enter into the proposed Conflicting Agreement, substantially in the form presented to the Company pursuant to this Section 6.4, irrespective of the outcome of the discussions and negotiations contemplated by this Section 6.4.

     6.5. Independent Auditors. The Private Shareholders agree that they will take necessary action to replace Lebrija Alvarez y Cia., S.C.
as the Company's independent auditors if the Company receives a written request for such replacement from the Investor prior to June 1, 1995.

                                 ARTICLE VII

                          IRRECONCILABLE DIFFERENCES

     7.1. General. The provisions of this Article VII shall govern the manner in which the parties hereto seek to resolve any Impasse occurring after the 18-month anniversary of the Closing, provided that this
Article VII shall cease to have effect, and no party shall have any further rights hereunder, as of the earlier of (1) the date on which the Company shall close the initial public offering contemplated by Section 6.2 and (2) the date on which the Investor Shares shall cease to comprise at least the Required Percentage of the outstanding shares of Capital Stock.

     7.2. Impasse. In the event that an Impasse shall occur after the 18-month anniversary of the Closing, the Private Shareholder Representative and the Investor shall consult with each other in good faith on a regular basis during the 60-day period following the occurrence of such Impasse, subject to extension by mutual agreement of the Private Shareholder Representative and the Investor (the "Initial Consultation Period"), in an effort to resolve such Impasse. In the event such Persons are unable to resolve the Impasse, (i) prior to the end of the Initial Consultation Period, the Private Shareholder Representative and the Investor may mutually agree to submit such matter to such non-binding mediation on such terms as they may agree, or the Private Shareholder Representative or the Investor may give written notice to the Investor or the Private Shareholder Representative, respectively, of the continuance of such Impasse (a "Notice of Continuing Impasse"), or (ii) if no such action is taken prior to the end of the Initial Consultation Period, such Impasse shall be deemed immediately to terminate.

     7.3. Resolution of Differences. (a) Within 15 days following the delivery of a Notice of Continuing Impasse by any party, either the Private Shareholder Representative or the Investor may deliver to the other party an initial offer (the "Initial Offer"), setting forth in writing:
(i) in the case of an Initial Offer delivered by the Private Shareholder Representative, (x) the price at which the Control Trust is willing to buy all of the Restricted Shares held by the Investor, or (y) the price at which the Private Shareholders are willing to sell all of the Restricted Shares held by the Private Shareholders; or (ii) in the case of an Initial Offer delivered by the Investor, (x) the price at which the Investor is willing to buy all of the Restricted Shares held by the Private Shareholders, or (y) the price at which the Investor is willing to sell all of its Restricted Shares to the Control Trust.

     (b) Upon receipt of an Initial Offer, the recipient thereof must respond in writing within 30 days indicating its acceptance of the Initial Offer or making a counteroffer (a "Response") setting forth in writing: (i) in the case of a Response delivered by the Private Shareholder Representative, (x) the price at which the Control Trust is willing to buy all of the Restricted Shares held by the Investor, or (y) the price at which the Private Shareholders are willing to sell all of the Restricted Shares held by the Private Shareholders; or (ii) in the case of a Response delivered by the Investor, (x) the price at which the Investor is willing to buy all of the Restricted Shares held by the Private Shareholders, or (y) the price at which the Investor is willing to sell all of its Restricted Shares to the Control Trust. If no Response is given before the end of such 30-day period, the Initial Offer shall be deemed to have been accepted.

     (c)    If the Initial Offer and the Response indicate that
(i)(A) the Control Trust wishes to buy and the Investor wishes to sell, or (B) the Investor wishes to buy and the Private Shareholders wish to sell, then the Private Shareholder Representative and the Investor shall continue negotiations in good faith to reach a final agreement on price, or (ii) both the Private Shareholders and the Investor wish to sell their Restricted
Shares, then the Private Shareholder Representative and the Investor shall promptly meet to determine how to realize the maximum value for the Restricted Shares owned by the Private Shareholders and the Investor in a mutually agreed plan of disposition. If, in the case of clause (i) of the preceding sentence, the parties have not reached final agreement on price or, in the case of clause
(ii) of the preceding sentence, they have not reached final agreement on a plan of disposition, in either case within 30 days after delivery of the Response, then either the Private Shareholder Representative or the Investor may deliver to the other a final offer (the "Final Offer") setting forth in writing: (i) in the case of a Final Offer by the Private Shareholder Representative, the price per share at which, at the election of the Investor, either (x) the Private Shareholders are willing to sell all of their Restricted Shares to the Investor or (y) the Control Trust is willing to buy all of the Restricted Shares held by the Investor (the "Private Shareholders Final Price"); and (ii) in the case of a Final Offer by the Investor, the price per share at which, at the election of the Private Shareholders, either (x) the Investor is willing to buy all of the Restricted Shares held by the Private Shareholders or (y) the Investor is willing to sell to the Control Trust all of the Restricted Shares held by the Investor (the "Investor Final Price").
The Final Offer shall be irrevocable for a period of 30 days following delivery by the Investor or the Private Shareholder Representative and shall preempt the right of the other party to make a Final Offer.

     (d) In the case of a Final Offer by the Investor, the Private Shareholder Representative shall, within 30 days following receipt of the Final Offer, notify the Investor In writing that either (i) the Control Trust will purchase (or cause a nominee or nominees to be designated by the Control Trust to purchase) all of the Investor's Restricted Shares at a price per share equal to the Investor Final Price, or (ii) the Private Shareholders will sell to the Investor (or a nominee or nominees to be designated by the Investor) all of the Restricted Shares held by the Private Shareholders at a price per share equal to the Investor Final Price. In the case of a Final Offer delivered by the Private Shareholder Representative, the Investor shall, within 30 days following receipt of the Offer, notify the Private Shareholder Representative in writing that either (x) the Investor will sell to the Control Trust (or a nominee or nominees to be designated by the Control Trust) all of the Restricted Shares held by the Investor at a price per share equal to the Private Shareholders Final Price, or (y) the Investor will purchase (or cause a nominee or nominees to be designated by the Investor to purchase) all of the Restricted Shares held by the Private Shareholders at a price per share equal to the Private Shareholders Final Price. In the event that the recipient of the Final Offer fails to make the election contemplated by this
Section 7.3(d) within such 30-day period, the party making the Final Offer shall be entitled to make such election on behalf of the recipient through written notice given to the recipient within 15 days after the end of such 30-day period.

     (e) If the Initial Offer and the Response indicate that both the Investor and the Control Trust wish to buy all of the others' Restricted Shares, the Control Trust and the Investor shall begin a bidding process as follows. The higher of the prices per share offered in the Initial Offer and the Response shall be deemed to be the initial bid. Such initial bid and each subsequent bid must be met in turn, within 30 days following delivery thereof, by either acceptance or delivery of a counteroffer. In the case of any counteroffer by the Investor, the price per share specified in the counteroffer must be at least 5% higher than the most recent price per share bid (or deemed to be bid) by the Private Shareholder Representative under this
Section 7.3(e). In the case of any counteroffer by the Private Shareholder Representative, the price per share specified in such counteroffer must be at least 5% higher than the most recent price per share bid (or deemed to be bid) by the Investor under this Section 7.3(e). This bidding process shall continue until acceptance, or failure to respond, within 30 days following receipt of any bid. Any such failure to respond shall be deemed to constitute acceptance.

     7.4.   Certain Related Matters.  (a) For purposes of this
Article VII, all offers, bids, acceptances and counteroffers must be in writing, in a form which is firm and binding and payable in United States dollars in cash in immediately available funds.

     (b) The closing of all sales and transfers made pursuant to this Article VII shall be consummated within 120 days following the acceptance or deemed acceptance of an offer or bid, and each Shareholder agrees to take all actions necessary to conclude such sales and transfers as contemplated hereunder. Shares of Capital Stock sold at any such closing shall be delivered to the purchaser thereof free and clear of any Liens.

     (c) In the event that the Investor either elects or is required to purchase any Restricted Shares pursuant to this Article VII at a time when it would not be permitted by applicable law to hold such additional Restricted Shares, the Investor shall (i) be required to purchase all such Restricted Shares that it may legally purchase, and (ii) within 120 days after the acceptance or deemed acceptance of the related offer or bid and to the extent permitted by applicable law, either cause a third party to acquire all such remaining Restricted Shares or establish a satisfactory trust arrangement that would permit the Investor to hold a beneficial interest in all such remaining Restricted Shares.

     (d) During the pendency of any Impasse or the procedures set forth in this Article VII, the Parties shall cooperate to continue the operations of the Company and its Subsidiaries in the ordinary course of business and each party hereto shall cooperate in good faith with the other parties in order to facilitate the arranging of financing (and causing the Company to enter into any necessary agreements incidental thereto) for any purchase of Restricted Shares hereunder (including any financing to be secured by Capital Stock or by the Company's assets) and a due diligence investigation by a prospective third party purchaser (upon receipt of a reasonably satisfactory confidentiality agreement signed by such prospective third party purchaser).

     (e) Any Impasse may be terminated at any time by written agreement of the Private Shareholder Representative and the Investor.

     (f) The obligations of the Private Shareholders hereunder shall be several in proportion to their ownership interests in the outstanding Restricted Stock of the Company.

     (g) In the event that the Investor or C-TEC shall breach any of its material obligations under any Transaction Document, the Investor shall thereafter no longer be entitled to deliver a Notice of Continuing Impasse pursuant to Section 7.2, an Initial Offer pursuant to Section 7.3(a) or an Initial Offer pursuant to Section 7.3(c). In the event that any Private Shareholder shall breach any of its material obligations hereunder, the Private Shareholder Representative shall thereafter no longer be entitled to deliver a Notice of Continuing Impasse pursuant to Section 7.2, an Initial Offer pursuant to Section 7.3(a) or a Final Offer pursuant to Section 7.3(c).

                                 ARTICLE VIII

                        REPRESENTATIONS AND WARRANTIES

     8.1.   Representations and Warranties of the Investor.  The
Investor hereby represents and warrants to the Private Shareholders as follows:

               (1) The Investor is a corporation duly organized, validly existing and in good standing under the laws of Delaware.
               (2) The Investor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of the Investor. This Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

               (3) No consent or authorization of, or filing with, any Person is required on the part of the Investor in connection with the Investor's execution, delivery or performance of this Agreement or the consummation of the transactions contemplated on the part of the Investor in this Agreement.

               (4) The execution, delivery and performance of this Agreement by the Investor will not (i) violate, conflict with or result in the breach of, or constitute a default under, (A) any provision of the certificate of incorporation or by-laws of the Investor, (B) any provision of any law or regulation applicable to the Investor, or to which any of its assets is subject, (C) any material order, judgment or award of any court, tribunal or regulatory authority applicable to the Investor, or to which any of its assets is subject or (D) any material agreement or instrument to which the Investor is a party or by which any of its assets is bound, or (ii) result in the creation of any material Lien upon any of the assets of the Investor.

               (5) There is no action, proceeding or investigation pending or, to the knowledge of the Investor, threatened against the Investor before any court or governmental authority (A) which questions the validity of, or the obligations of the Investor under, this Agreement, or (B) which seeks to impede, enjoin or invalidate any of the transactions contemplated by this Agreement.

     8.2. Representations and Warranties of Private Shareholders. Each Private Shareholder (other than the Control Trust) represents and warrants to the Investor as follows:

               (1) This Agreement has been duly executed and delivered by such Private Shareholder and no further action is required for the valid execution, delivery and performance of this Agreement by such Private Shareholder. This Agreement constitutes the legal, valid and binding obligations of such Private Shareholder, enforceable against such person in accordance with its terms.

               (2) No consent or authorization of, or filing with, any Person on the part of such Private Shareholder is required in connection with such Private Shareholder's execution, delivery or performance of this Agreement or the consummation of the transactions contemplated on the part of such Private Shareholder in this Agreement.

               (3) The execution, delivery and performance of this Agreement by such Private Shareholder will not (i) violate, conflict with or result in the breach of, or constitute a default under, (A) any provision of any law or regulation applicable to such Private Shareholder, or to which any of the assets of such Private Shareholder is subject, (B) any material order, judgment or award of any court, tribunal or regulatory authority applicable to such Private Shareholder, or to which any of the assets of such Private Shareholder is subject or (C) any material agreement or instrument to which such Private Shareholder is a party or by which any of the assets of such Private Shareholder is bound, or (ii) result in the creation of any material Lien upon any of the assets of such Private Shareholder.

               (4) There is no action, proceeding or investigation pending or, to the knowledge of such Private Shareholder, threatened against such Private Shareholder before any court or governmental authority
         (A) which questions the validity of, or the obligations of such Private Shareholder under, this Agreement, or (B) which seeks to impede, enjoin or invalidate any of the transactions contemplated by this Agreement.

               (5) Such Private Shareholder owns, beneficially and of record, the number of shares of Capital Stock set forth opposite the name of such person on Schedule 1, free and clear of any Lien (other than any Lien created under the Transaction Documents), and such shares of Capital Stock represents in each case the entire ownership interest of such Private Shareholder in the Company. Except as set forth on Schedule 1, there are no options, warrants, conversion, preference, preemptive or other rights, agreements, or understandings of any kind, contingent or otherwise, obligating such Private Shareholder to sell, or cause to be sold, any shares of Capital Stock, or any securities convertible or exchangeable for any such shares, and no authorization therefor has been given, other than as
         contemplated by this Agreement.                         Except as set
         forth on Schedule 1, there are no outstanding contractual obligations of such Private Shareholder to purchase or otherwise acquire any shares of Capital Stock or other equity interests in the Company, other than as contemplated by this Agreement.

     8.3. Representations and Warranties of the Control Trustee. The Control Trustee represents and warrants as follows:

               (1) The Control Trustee is a bank duly organized and validly existing under the laws of Mexico.

               (2) In its capacity as Control Trustee, the Control Trustee has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of the Control Trustee. This Agreement constitutes the legal, valid and binding obligation of the Control Trust, enforceable against the Control Trust in accordance with its terms.

               (3) The Control Trust has been duly constituted under the laws of Mexico and the Control Trust Agreement has been duly executed by the Control Trustee and, to the Control Trustee's knowledge, the other parties thereto.

               (4) No consent or authorization of, or filing with, any Person is required on the part of the Control Trustee in connection with the Control Trustee's execution, delivery or performance of this Agreement or the consummation of the transactions contemplated on the part of the Control Trustee in this Agreement, except for such consents, authorizations and filings which have been obtained or made.

               (5) The execution, delivery and performance of this Agreement by the Control Trustee will not (i) violate, conflict with or result in the breach of, or constitute a default under, (A) any provision of the estatutos sociales of the Control Trustee or of the Control Trust Agreement, (B) any provision of any law or regulation applicable to the Control Trustee or the Control Trust, or to which any of the assets of the Control Trustee or the Control Trust is subject, (C) any material order, judgment or award of any court, tribunal or regulatory authority applicable to the Control Trustee or the Control Trust, or to which any of the assets of the Control Trustee or the Control Trust is subject or (D) any material agreement or instrument to which the Control Trustee or the Control Trust is a party or by which any of the assets of the Control Trustee or the Control Trust is bound, or (ii) result in the creation of any material Lien upon any of the assets of the Control Trustee or the Control Trust.

     8.4.   Representation and Warranties of the Company.  The
Company represents and warrants as follows:

               (1) The Company is a corporation duly organized and validly existing under the laws of Mexico.

               (2) The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
         The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

               (3) No consent or authorization of, or filing with, any Person is required on the part of the Company in connection with the Company's execution, delivery or performance of this Agreement or the consummation of the transactions contemplated on the part of the Company in this Agreement, except for such consents, authorizations and filings which have been obtained or made.

               (4) The execution, delivery and performance of this Agreement by the Company will not (i) violate, conflict with or result in the breach of, or constitute a default under, (A) any provision of the Estatutos, (B) any provision of any law or regulation applicable to the Company, or to which any of its assets is subject, (C) any material order, judgment or award of any court, tribunal or regulatory authority applicable to the Company, or to which any of its assets is subject or (D) any material agreement or instrument to which the Company is a party or by which any of its assets is bound, or (ii) result in the creation of any material Lien upon any of the assets of the Company.

                                  ARTICLE IX

                                 MISCELLANEOUS

     9.1. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED MEXICAN STATES, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW RULES THEREOF.

     9.2. Arbitration. (a) Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, validity or termination thereof shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce in effect on the date hereof, except as modified herein or by mutual agreement of the parties. The arbitration shall be held in Mexico City; provided that the arbitrators may hold hearings in such other locations as the arbitrators determine to be most convenient and efficient for all the parties under the circumstances. All arbitrators shall be Persons who speak and read both Spanish and English. All arbitration proceedings shall be conducted in English but evidence may be presented in either Spanish or English.

     (b)    The arbitration shall be conducted by three arbitrators.
The party initiating arbitration (the "Claimant") shall appoint its arbitrator In its demand (the "Demand"). The other party (the "Respondent") shall appoint its arbitrator within 20 Business Days of receipt of the Demand and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such period of 20 Business Days, the arbitrator named in the Demand shall decide the controversy as a sole arbitrator. Otherwise, the two arbitrators appointed by the parties shall appoint a third arbitrator within 20 Business Days after the Respondent has notified the Claimant of the appointment of the Respondent's arbitrator. When the arbitrators appointed by the Claimant and the Respondent have appointed a third arbitrator and the third arbitrator has accepted the appointment, the two arbitrators shall promptly notify the parties of the appointment of the third arbitrator.

     (c) In addition to the authority conferred on the arbitration panel by the rules specified above, the arbitration panel shall have the authority to order such discovery and production of documents, including the deposition of party witnesses, and to make such orders for interim relief, including injunctive relief, as it may deem just and equitable. A request for interim measures by a party to a court shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

     (d) The foregoing agreement to arbitrate shall be specifically enforceable. Any award rendered by the arbitrators shall be in writing and shall be final and binding upon the parties, and may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the arbitration award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement. The costs of the arbitration and the enforcement of the award shall be an issue determined by the arbitration panel.

     (e) In order to facilitate the comprehensive resolution of related disputes, and upon request of any party to the arbitration proceeding, the arbitration tribunal may, within 90 days of its appointment, consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties hereto relating to this Agreement and to any other Transaction Document. The arbitrators shall not consolidate such arbitrations unless they determine that (i) there are issues of fact or law common to the two proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party hereto or to such other Transaction Document would be prejudiced as a result of such consolidation through undue delay, conflict of interest or otherwise. In the event of different rulings on this question by the arbitration tribunal constituted hereunder and the tribunal constituted under any other Transaction Document, the ruling of the panel under this Agreement shall control. In the case of a consolidated proceeding, the arbitrators in that proceeding shall be named in the manner set forth in Section 8.3(b) of the Subscription Agreement, except that in any such consolidated proceeding the Private Shareholders shall be deemed to constitute one party and shall jointly appoint a single arbitrator so long as neither the Company nor the Private Shareholders will be prejudiced as a result thereof and there is no conflict of interest between the Company and the Private Shareholders.

     9.3. Injunctive Relief. The parties acknowledge that money damages may not be sufficient to compensate for the harm that would be suffered if any of the obligations herein are breached and that in the event of any such breach, the injured party shall be entitled, without limiting any other remedy available under applicable law, to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond.

     9.4. Survival. The representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement.

     9.5. Amendment, Assignment, etc. Neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated other than by an instrument in writing, signed by the party or parties against which enforcement of such amendment, change, waiver, discharge or termination is sought. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto; provided that neither this Agreement nor any of the rights, obligations or interests hereunder may be assigned by any party without the prior written consent of the other parties hereto; and provided further that no assignment of this Agreement or any of the rights, obligations or interests hereunder shall relieve the assignor of its obligations under this Agreement.

     9.6. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by telecopy or overnight courier service:

               (a) If to the Investor, at:

                      C-TEC International, Inc.
                      105 Carnegie Center
                      Princeton, New Jersey 08540
                      Telephone: (609) 734-3700
                      Facsimile: (609) 951-8632
                      Attn: Mr. Mark Haverkate

                      with a copy to:

                      C-TEC International, Inc.
                      105 Carnegie Center
                      Princeton, New Jersey 08540
                      Telephone: (609) 734-3700
                      Facsimile: (609) 734-3830
                      Attn: Raymond B. Ostroski, General Counsel

               (b) if to the Company, at:


                      Megacable, S.A. de C.V.
                      Blvd. Rosales y Anatolio Ortega, Local #7
                      Colonia Scalley
                      Los Mochis, Sinaloa 81240 MEXICO
                      Telephone: 011-52-681-89262
                      Facsimile: 011-52-681-23290
                      Attn: Mr. Enrique Yamuni Robles

     (c) if to any Private Shareholder (other than the Control
Trust), at:

                      c/o Megacable, S.A. de C.V.
                      Blvd. Resales y Anatolto Ortega, Local #7
                      Colonia Scalley
                      Los Mochis, Sinaloa 81240 MEXICO
                      Telephone: 011-52-681-89262
                      Facsimile: 011-52-681-23290
                      Attn: Mr. Enrique Yamuni Robles

     (d) if to the Control Trust, at:

                      Banco Nacional de Mexico, S.A.
                      Division Fiduciaria
                      Grupo Financiero Banamex Accival
                      Paseo de la Reforma 404, 14 piso
                      Col. Juarez
                      06600 Mexico, D.F.
                      Tel: 011-52-5-225-9275
                      Fax: 011-52-5-225-9745
                      Attn: Lic. Fernando Montes de Oca Peregrina
                             Lic. Ana Margarita Lopez Rosenzweig

or at such other address or telecopy number as any party hereto may designate by written notice to the other parties hereto.

     9.7.   Expense.   Except as otherwise specifically provided in
this Agreement, each party hereto shall pay all its own costs and expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees and disbursements.

     9.8. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any Jurisdiction. The parties hereto shall take such actions as are necessary under Mexican law or otherwise to give practical effect to the rights of the parties set forth herein consistent with the intent of the parties hereto, including, without limitation, using best efforts to implement any modifications of the Estatutos of the Company that may be necessary or desirable in connection with the foregoing.

     9.9. No Third Party Beneficiaries. Nothing in this Agreement will be construed as giving any Person, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

     9.10.  Translation.     Should this Agreement be translated
into any language other than English, the English version shall control and prevail on any question of interpretation or otherwise. The unofficial English translation of the Estatutos set forth as Exhibit A-2 is attached for informational purposes only and in the event of any conflict between such Exhibit and the Estatutos, the Estatutos shall prevail.

     9.11.  Integration; Section Headings; Counterparts; etc.
This Agreement (including the Schedules and Exhibits hereto, other than Exhibit A-2) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement of the parties and supersede any and all prior agreements, arrangements and understandings relating to the subject matters hereof and thereof. The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

C-TEC INTERNATIONAL, INC.


By: ______________________
    Name:
    Title:


MEGACABLE, S.A. DE C.V.


By: ______________________
    Name:
    Title:


By: ______________________
    Name:
    Title:


BANCO NACIONAL DE MEXICO, S.A.,
          as Control Trustee


By: ______________________
    Name:
    Title:


PRIVATE SHAREHOLDERS
(other than the Control Trust)


_________________________
Jose Gerardo R. Bours Castelo,
individually and as attorney-in-fact
acting on behalf of:


         Angel Robinson Bours Urrea
         Martha Guadalupe Bours de Larraguibel
         Marina Guadalupe Bours de Alvarado
         Lucia Margarita Bours de Valenzuela
         Antonio Robinson Bours Urrea
         Roberto Robinson Bours Urrea
         Alfonso Robinson Bours Almada
         Javier Robinson Bours Almada
         Juan Robinson Bours Almada
         Idelfonso Fernandez Salido
         Julian Aguilera Campoy
         Julian Aguilera Urrea
         Jesus Enrique R. Bours Munoz
         Beatriz Marina R. Bours Munoz
         Anabella R. Bours Munoz
         Rossana R. Bours Munoz
         Jesus Rodolfo R. Bours Munoz
         Monica R. Bours Munoz



_________________________
Trigio Canedo Urias,
individually and as attorney-in-fact
acting on behalf of:

         Daniel Fernando Ramos Cabello
         Ernesto Echavarria Salazar


_________________________
Enrique Ruben Mazon Rubio,
individually and as attorney-in-fact
acting on behalf of:

         Gustavo Alberto Mazon L.
         Ricardo Mazon L.
         Hector Ruben Mazon L.
         Jose Oscar Mazon Rubio
         Jorge Horacio Mazon Rubio
         Luis Roberto Mazon Rubio


_________________________
Jose Gabriel Urquijo Beltran,
individually and as attorney-in-fact
acting on behalf of:

         Manuel Urquijo Beltran
         Manuela Beltran Gonzalez


_________________________
Sergio Mazon Rubio


_________________________
Enrique Yamuni Robles